                                                                     EXHIBIT 4.2
                                                                  DRAFT 11/17/95
================================================================================

                              AMENDED AND RESTATED

                                TRUST AGREEMENT

                                     among

                        THE ROUSE COMPANY, as Depositor,

                                      and

            THE FIRST NATIONAL BANK OF CHICAGO, as Property Trustee,

                   MICHAEL J. MAJCHRZAK, as Delaware Trustee,

                                      and

                    THE ADMINISTRATIVE TRUSTEES NAMED HEREIN

                          Dated as of _________, 1995


                                 ROUSE CAPITAL

================================================================================

                                       TABLE OF CONTENTS

                                                                                            Page
                                                                                            ----
                                           ARTICLE I

                                         Defined Terms

Section 1.01.    Definitions...............................................................   2

                                          ARTICLE II

                                  Establishment of the Trust

Section 2.01.    Name......................................................................  11
Section 2.02.    Principal Place of Business of the Trust..................................  11
Section 2.03.    Initial Contribution of Trust Property; Organizational Expenses...........  11
Section 2.04.    Issuance of the Preferred Securities......................................  11
Section 2.05.    Subscription and Purchase of Debentures; Issuance of the Common Securities  12
Section 2.06.    Declaration of Trust......................................................  12
Section 2.07.    Authorization to Enter into Certain Transactions..........................  13
Section 2.08.    Assets of Trust...........................................................  16
Section 2.09.    Title to Trust Property...................................................  17

                                          ARTICLE III

                                        Payment Account

Section 3.01.    Payment Account...........................................................  17

                                         ARTICLE IV

                                  Distributions; Redemption

Section 4.01.    Distributions.............................................................  17
Section 4.02.    Redemption................................................................  18
Section 4.03.    Subordination of Common Securities........................................  21
Section 4.04.    Payment Procedures........................................................  21
Section 4.05.    Tax Returns and Reports...................................................  21
Section 4.06     Payment of Taxes, Duties, Etc. of the Trust...............................  22
Section 4.07     Payments Under Indenture..................................................

                                                                                              Page
                                                                                              ----
                                   ARTICLE V

                         Trust Securities Certificates

Section 5.01.    Initial Ownership.........................................................  22
Section 5.02.    The Trust Securities Certificates.........................................  22
Section 5.03.    Delivery of Trust Securities Certificates.................................  23
Section 5.04.    Registration of Transfer and Exchange of Preferred Securities Certificates  23
Section 5.05.    Mutilated, Destroyed, Lost or Stolen Trust Securities Certificates........  24
Section 5.06.    Persons Deemed Securityholders............................................  24
Section 5.07.    Access to List of Securityholders' Names and Addresses....................  24
Section 5.08.    Maintenance of Office or Agency...........................................  25
Section 5.09.    Appointment of Paying Agent...............................................  25
Section 5.10.    Ownership of Common Securities by Depositor...............................  26
Section 5.11.    Book-Entry Interests; Common Securities Certificate.......................  26
Section 5.12.    Notices to Clearing Agency................................................  27
Section 5.13.    Definitive Preferred Securities Certificates..............................  27
Section 5.14.    Rights of Securityholders.................................................  28



                                   ARTICLE VI

                   Acts of Securityholders; Meetings; Voting


Section 6.01.    Limitations on Voting Rights.............................................    28
Section 6.02.    Notice of Meetings.......................................................    29
Section 6.03.    Meetings of Preferred Securityholders....................................    29
Section 6.04.    Voting Rights............................................................    30
Section 6.05.    Proxies, Etc.............................................................    30
Section 6.06.    Securityholder Action by Written Consent.................................    30
Section 6.07.    Record Date for Voting and Other Purposes................................    31
Section 6.08.    Acts of Securityholders..................................................    31
Section 6.09.    Inspection of Records....................................................    32

                                                                                             Page
                                                                                             ----
                                         ARTICLE VII

                        Representations and Warranties of the Bank,
                     the Property Trustee, the Administrative Trustees
                                   and the Delaware Trustee


                                       ARTICLE VIII

                                       The Trustees

Section 8.01.    Certain Duties and Responsibilities......................................    34
Section 8.02.    Notice of Defaults.......................................................    35
Section 8.03.    Certain Rights of Property Trustee.......................................    35
Section 8.04.    Not Responsible for Recitals or Issuance of Securities...................    37
Section 8.05.    May Hold Securities......................................................    37
Section 8.06.    Compensation; Fees; Indemnity............................................    37
Section 8.07.    Corporate Property Trustee Required; Eligibility of Trustees.............    37
Section 8.08.    Conflicting Interests....................................................    38
Section 8.09.    Co-Trustees and Separate Trustee.........................................    38
Section 8.10.    Resignation and Removal; Appointment of Successor........................    40
Section 8.11.    Acceptance of Appointment by Successor...................................    41
Section 8.12.    Merger, Conversion, Consolidation or Succession to Business..............    42
Section 8.13.    Preferential Collection of Claims Against Depositor or Trust.............    42
Section 8.14.    Reports by Property Trustee..............................................    42
Section 8.15.    Reports to the Property Trustee..........................................    43
Section 8.16.    Evidence of Compliance with Conditions Precedent.........................    43
Section 8.17.    Number of Trustees.......................................................    43
Section 8.18.    Delegation of Power......................................................    44
Section 8.19.    Outside Business.........................................................    44

                                   ARTICLE IX

                          Termination and Liquidation

Section 9.01.    Termination Upon Expiration Date.........................................    45
Section 9.02.    Early Termination........................................................    45
Section 9.03.    Termination..............................................................    45
Section 9.04.    Liquidation..............................................................    45


                                                                                             Page
                                                                                             ----

                                  ARTICLE X

                            Miscellaneous Provisions


Section 10.01.    Limitation of Rights of Securityholders.................................    47
Section 10.02.    Amendment...............................................................    49
Section 10.03.    Agreement to be Bound...................................................    49
Section 10.04.    Separability............................................................    49
Section 10.05.    Governing Law...........................................................    49
Section 10.06.    Successors..............................................................    49
Section 10.07.    Headings................................................................    49
Section 10.08.    Notice and Demand.......................................................    49
Section 10.09.    Agreement Not to Petition...............................................    50
Section 10.10.    Trust Indenture Act; Conflict with Trust Indenture Act..................    50

Exhibit A       Certificate of Trust
Exhibit B       Form of Certificate Depository Agreement
Exhibit C       Form of Common Securities Certificate
Exhibit D       Form of Expense Agreement
Exhibit E       Form of Preferred Securities Certificate

                                 Rouse Capital

              Certain Sections of this Trust Agreement relating to
                        Sections 310 through 318 of the
                          Trust Indenture Act of 1939:

 Trust Indenture                               Trust Agreement
   Act Section                                      Section
---------------------                          ------------------
(S) 310(a)(1)        .........................       8.07
       (a)(2)        .........................       8.07
       (a)(3)        .........................       8.09
       (a)(4)        .........................       Not Applicable
       (b)           .........................       8.08, 8.10
(S) 311(a)           .........................       8.13
       (b)           .........................       8.13
(S) 312(a)           .........................       5.07
       (b)           .........................       5.07
       (c)           .........................       5.07
(S) 313(a)           .........................       8.14(a)
       (b)           .........................       8.14(b)
       (c)           .........................       8.14(a), 8.14(b)
       (d)           .........................       8.14(c)
(S) 314(a)           .........................       8.15
       (b)           .........................       Not Applicable
       (c)(1)        .........................       8.16
       (c)(2)        .........................       8.16
       (c)(3)        .........................       8.16
       (d)           .........................       Not Applicable
       (e)           .........................       1.01
(S) 315(a)           .........................       8.01
       (b)           .........................       8.02, 8.14(b)
       (c)           .........................       8.01(a)
       (d)           .........................       8.01, 8.03
(S) 316(a)           .........................       Not Applicable
       (a)(1)(A)     .........................       Not Applicable
       (a)(1)(B)     .........................       Not Applicable
       (a)(2)        .........................       Not Applicable
       (b)           .........................       Not Applicable
       (c)           .........................       Not Applicable
(S) 317(a)(1)        .........................       Not Applicable

 Trust Indenture                               Trust Agreement
   Act Section                                    Section
-----------------                              ---------------
       (a)(2)        .........................       Not Applicable
       (b)           .........................       5.09
(S) 318(a)           .........................       10.10

     Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Trust Agreement.

          AMENDED AND RESTATED TRUST AGREEMENT, dated as of ____________ __, 1995, among (i) The Rouse Company, a Maryland corporation, as depositor (the "Depositor" or "Rouse"), (ii) The First National Bank of Chicago, a national banking association, as trustee (the "Property Trustee" and, in its separate corporate capacity and not in its capacity as Property Trustee, the "Bank"),
(iii) Michael J. Majchrzak, an individual, as Delaware trustee (the "Delaware Trustee"), (iv) Jeffrey H. Donahue, an individual, Patricia H. Dayton, an individual, and George L. Yungmann, an individual, each of whose address is c/o The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456 (each an "Administrative Trustee" and referred to collectively as the "Administrative Trustees") (the Property Trustee, the Delaware Trustee and the Administrative Trustees referred to collectively as the "Trustees") and (v) the several Holders, as hereinafter defined.

                                  WITNESSETH:
                                  ----------

          WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee have heretofore duly declared and established a business trust pursuant to the Delaware Business Trust Act by the entering into of that certain Trust Agreement, dated as of September 29, 1995 (the "Original Trust Agreement"), and by the execution and filing by the Property Trustee and the Delaware Trustee with the Secretary of State of the State of Delaware of the Certificate of Trust, filed on September 29, 1995, attached as Exhibit A; and

          WHEREAS, the Depositor, the Property Trustee and the Delaware Trustee desire to amend and restate the Original Trust Agreement as set forth herein to provide for, among other things, (i) the acquisition by the Trust from the Depositor of all of the right, title and interest in the Debentures (as defined herein), (ii) the issuance and sale of the Common Securities (as defined herein) by the Trust to the Depositor, (iii) the issuance and sale of the Preferred Securities (as defined herein) by the Trust pursuant to the Underwriting Agreement (as defined herein) and (iv) the appointment of the Administrative Trustees;

          NOW THEREFORE, in consideration of the agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each party, for the benefit of the other party and for the benefit of the Securityholders (as defined herein), hereby amends and restates the Original Trust Agreement in its entirety and agrees as follows:

                                   ARTICLE I

                                 Defined Terms

          Section 1.01.  Definitions.  For all purposes of this Trust Agreement,
                         -----------
except as otherwise expressly provided or unless the context otherwise requires:

          (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

          (b) all other terms used herein that are defined in the Trust Indenture Act (as defined herein), either directly or by reference therein, have the meanings assigned to them therein;

          (c) unless the context otherwise requires, any reference to an "Article" or a "Section" refers to an Article or a Section, as the case may be, of this Trust Agreement; and

          (d) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Trust Agreement as a whole and not to any particular Article, Section or other subdivision.

          "Act" has the meaning specified in Section 6.08.
           ---

          "Additional Amount" means, with respect to Trust Securities of a given
           -----------------
Liquidation Amount (as defined herein) and/or a given period, the amount of Additional Interest Attributable to Deferral (as defined in the Subordinated Indenture) paid by the Depositor on a Like Amount of Debentures for such period.

          "Administrative Trustee" means each of the individuals identified as
           ----------------------
an "Administrative Trustee" in the preamble to this Trust Agreement solely in his or her capacity as Administrative Trustee of the Trust heretofore formed and continued hereunder and not in his or her individual capacity, or such Administrative Trustee's successor in interest in such capacity, or any successor Administrative Trustee appointed as herein provided.

          "Affiliate" of any specified Person (as defined herein) means any
           ---------
other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Bank" has the meaning specified in the preamble to this Trust
           ----
Agreement.

          "Bankruptcy Event" means, with respect to any Person:
           ----------------

            (i) a decree or order is entered by a court having jurisdiction in the premises (a) for relief in respect of such Person in an involuntary case or proceeding under any of the Bankruptcy Laws or (b) adjudging such Person a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of such Person under any of the Bankruptcy Laws, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Person or of any substantial part of any of its properties, or ordering the winding up or liquidation of any of its affairs, and any such decree or order remains unstayed and in effect for a period of 60 consecutive days; or

            (ii) such Person institutes a voluntary case or proceeding under any of the Bankruptcy Laws or any other case or proceeding to be adjudicated a bankrupt or insolvent, or such Person consents to the entry of a decree or order for relief in respect of such Person in any involuntary case or proceeding under any of the Bankruptcy Laws or to the institution of bankruptcy or insolvency proceedings against such Person, or such Person files a petition or answer or consent seeking reorganization or relief under any of the Bankruptcy Laws, or consents to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of any such Person or of any substantial part of its property, or makes an assignment for the benefit of creditors, or admits in writing its inability to pay its debts generally as they become due or takes corporate action in furtherance of any such action.

          "Bankruptcy Laws" has the meaning specified in Section 10.09.
           ---------------

          "Board Resolution" means a copy of a resolution certified by the
           ----------------
Secretary or an Assistant Secretary of the Depositor to have been duly adopted by the Depositor's Board of Directors or a duly authorized committee thereof to be in full force and effect on the date of such certificate and delivered to the Property Trustee.

          "Book-Entry Interest" means a beneficial interest in a Global
           -------------------
Certificate, ownership and transfers of which shall be made through book entries by a Clearing Agency (as defined herein) as described in Section 5.11.

          "Business Day" means a day other than (x) a Saturday or a Sunday, (y)
           ------------
a day on which banks in the State of Maryland or The City of New York are authorized or obligated by law or executive order to remain closed or (z) a day on which the Property Trustee's Corporate Trust Office or the Debenture Trustee's principal corporate trust office is closed for business.

          "Certificate Depository Agreement" means the agreement among the Trust
           --------------------------------
(as defined herein), the Property Trustee and The Depository Trust Company, as the initial Clearing Agency, dated as of the Closing Date (as defined herein), relating to the Trust Certificates, substantially in the form attached as Exhibit B, as the same may be amended and supplemented from time to time.

          "Certificate of Trust" means the Certificate of Trust referred to in
           --------------------
the recitals to this Trust Agreement.

          "Clearing Agency" means an organization registered as a "clearing
           ---------------
agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository Trust Company will be the initial Clearing Agency.

          "Clearing Agency Participant" means a broker, dealer, bank, other
           ---------------------------
financial institution or other Person for whom from time to time a Clearing Agency effects book-entry transfers and pledges of securities deposited with the Clearing Agency.

          "Closing Date" means the First Time of Delivery as defined in the
           ------------
Underwriting Agreement (as defined herein), which date is also the date of execution and delivery of this Trust Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
to time.

          "Commission" means the Securities and Exchange Commission, as from
           ----------
time to time constituted, created under the Securities Exchange Act of 1934, as amended, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

          "Common Security" means an undivided beneficial interest in the assets
           ---------------
of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          "Common Securities Certificate" means a certificate evidencing
           -----------------------------
ownership of Common Securities, substantially in the form attached as Exhibit C.

          "Corporate Trust Office" means the principal office of the Property
           ----------------------
Trustee located in New York, New York.

          "corporation" means a corporation, association, company, including
            ----------
without limitation, a limited liability company, joint-stock company or business trust.

          "Debenture Event of Default" means an "Event of Default" as defined in
           --------------------------
the Subordinated Indenture.

          "Debenture Redemption Date" means "Redemption Date" as defined in the
           -------------------------
Subordinated Indenture.

          "Debenture Trustee" means The First National Bank of Chicago, a
           -----------------
national banking association.

          "Debentures" means the $_________ aggregate principal amount (or up to
           ----------
$___________ aggregate principal amount if and to the extent the overallotment option granted by the Trust to the underwriters of the Preferred Securities is exercised) of Rouse's ___% Junior Subordinated Debentures due 2025, issued pursuant to the Subordinated Indenture.

          "Definitive Preferred Securities Certificates" means Preferred
           --------------------------------------------
Securities Certificates issued in certificated, fully registered form as provided in Section 5.13.

          "Delaware Business Trust Act" means Chapter 38 of Title 12 of the
           ---------------------------
Delaware Code, 12 Del. C. (S) 3801, et seq., as it may be amended from time to
                  -------           -- ---
time.

          "Delaware Trustee" means the individual identified as the "Delaware
           ----------------
Trustee" in the preamble to this Trust Agreement solely in his capacity as Delaware Trustee of the Trust formed and continued hereunder and not in his individual capacity, or his successor in interest in such capacity, or any successor Delaware Trustee appointed as herein provided.

          "Depositor" has the meaning specified in the preamble to this Trust
           ---------
Agreement and includes Rouse in its capacity as Holder (as defined herein) of the Common Securities.

          "Distribution Date" has the meaning specified in Section 4.01(a).
           -----------------

          "Distributions" means amounts payable in respect of the Trust
           -------------
Securities as provided in Section 4.01.

          "Event of Default" means the occurrence of a Debenture Event of
           ----------------
Default (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body).

          "Exchange Act" means the Securities Exchange Act of 1934, as amended
           ------------
from time to time.

          "Expense Agreement" means the Agreement as to Expenses and Liabilities
           -----------------
between Rouse and the Trust, substantially in the form attached as Exhibit D, as amended from time to time.

          "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the
           -----------------------
United States Code, as amended from time to time.

          "Global Certificate" has the meaning specified in Section 5.11.
           ------------------

          "Guarantee" means the Guarantee Agreement executed and delivered by
           ---------
Rouse and The First National Bank of Chicago, a national banking association, as trustee, contemporaneously with the execution and delivery of this Trust Agreement, for the benefit of the Holders of the Preferred Securities, as amended from time to time.

          "Indemnified Person" has the meaning specified in Article VII.
           ------------------

          "Lien" means any lien, pledge, charge, encumbrance, mortgage, deed of
           ----
trust, adverse ownership interest, hypothecation, assignment, security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever.

          "Like Amount" means (i) Trust Securities having an aggregate
           -----------
Liquidation Amount equal to the principal amount of Debentures to be contemporaneously redeemed in accordance with the Subordinated Indenture and the proceeds of which will be used to pay the Redemption Price (as defined herein) of such Trust Securities, or (ii) Debentures having a principal amount equal to the aggregate Liquidation Amount of the Trust Securities of the Holder to whom such Debentures are distributed, as the case may be.

          "Liquidation Amount" means the stated liquidation amount of $25 per
           ------------------
Trust Security.

          "Liquidation Date" means the date on which Debentures are to be
           ----------------
distributed to Holders of Trust Securities in connection with a dissolution and liquidation of the Trust pursuant to Section 9.04(a).

          "Liquidation Distribution" has the meaning specified in Section
           ------------------------
9.04(d).

          "Officers' Certificate" means a certificate signed by (i) the
           ---------------------
Chairman, a Vice Chairman, the President, a Vice President or the Treasurer of the Depositor and (ii) the Secretary or an Assistant Secretary of the Depositor, and delivered to the appropriate Trustee; provided, however, that such
                                          --------  -------
certificate may be signed by two of the officers or directors listed in clause
(i) above in lieu of being signed by one of such officers or directors listed in such clause (i) and one of the officers listed in clause (ii) above. One of the officers signing an Officers' Certificate given pursuant to Section 8.15 shall be the principal executive, financial or accounting officer of the Depositor. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Trust Agreement shall include:

          (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

          (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

          (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

          "Opinion of Counsel" means a written opinion of counsel, who may be
           ------------------
counsel for the Trust, the Property Trustee or the Depositor, and who shall be reasonably acceptable to the Property Trustee.

          "Original Trust Agreement" has the meaning specified in the recitals
           ------------------------
to this Trust Agreement.

          "Outstanding", when used with respect to Preferred Securities, means,
           -----------
as of the date of determination, all Preferred Securities theretofore authenticated and delivered under this Trust Agreement, except:
                                                        ------

            (i) Preferred Securities theretofore canceled by the Administrative Trustees or delivered to the Administrative Trustees for cancellation;

            (ii) Preferred Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Property Trustee or any Paying Agent for the Holders of such Preferred Securities; provided that, if such
     --------

     Preferred Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Trust Agreement;

            (iii) Preferred Securities which have been issued in exchange for or in lieu of which other Preferred Securities have been authenticated and delivered pursuant to this Trust Agreement; and

            (iv) Preferred Securities exchanged for Debentures pursuant to
     Section 9.04;

provided, however, that in determining whether the Holders of the requisite
--------  -------
aggregate Liquidation Amount of the Outstanding Preferred Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Preferred Securities owned by the Depositor, any Trustee or any Affiliate of the Depositor or any Trustee shall be disregarded and deemed not to be Outstanding, except that (a) in determining whether any Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Preferred Securities which such Trustee knows to be so owned shall be so disregarded and (b) the foregoing shall not apply at any time when all of the Outstanding Preferred Securities are owned by the Depositor, one or more of the Trustees and/or any such Affiliate. Preferred Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Administrative Trustees the pledgee's right so to act with respect to such Preferred Securities and that the pledgee is not the Depositor or any Affiliate of the Depositor.

          "Owner" means each Person who is the beneficial owner of a Book-Entry
           -----
Interest as reflected in the records of the Clearing Agency or, if a Clearing Agency Participant is not the Owner, then as reflected in the records of a Person maintaining an account with such Clearing Agency (directly or indirectly, in accordance with the rules of such Clearing Agency).

          "Paying Agent" means any paying agent or co-paying agent appointed
           ------------
pursuant to Section 5.09 and shall initially be the Bank.

          "Payment Account" means a segregated non-interest-bearing corporate
           ---------------
trust account maintained by the Property Trustee with the Bank in its trust department for the benefit of the Securityholders in which all amounts paid in respect of the Debentures will be held and from which the Property Trustee shall make payments to the Securityholders in accordance with Section 4.01.

          "Person" means any individual, corporation, partnership, joint
           ------
venture, trust, company, including without limitation, a limited liability company, association, joint stock company, business trust or corporation, unincorporated organization or government or any agency or political subdivision thereof.

          "Preferred Security" means an undivided beneficial interest in the
           ------------------
assets of the Trust, having a Liquidation Amount of $25 and having the rights provided therefor in this Trust Agreement, including the right to receive Distributions and a Liquidation Distribution as provided herein.

          "Preferred Securities Certificate" means a certificate evidencing
           --------------------------------
ownership of Preferred Securities, substantially in the form attached as Exhibit E.

          "Property Trustee" means the commercial bank or trust company
           ----------------
identified as the "Property Trustee" in the preamble to this Trust Agreement solely in its capacity as Property Trustee of the Trust heretofore formed and continued hereunder and not in its individual capacity, or its successor in interest in such capacity, or any successor Property Trustee appointed as herein provided.

          "Redemption Date" means, with respect to any Trust Security to be
           ---------------
redeemed, the date fixed for such redemption by or pursuant to this Trust Agreement; provided that each Debenture Redemption Date and the stated maturity
           --------
of the Debentures shall be a Redemption Date for a Like Amount of Trust Securities.

          "Redemption Price" means, with respect to any Redemption Date of any
           ----------------
Trust Security, the Liquidation Amount of such Trust Security, plus accumulated and unpaid Distributions to such date, whether or not earned or declared.

          "Relevant Trustee" shall have the meaning specified in Section 8.10.
           ----------------

          "Securities Register" and "Securities Registrar" have the respective
           -------------------       --------------------
meanings specified in Section 5.04.

          "Securityholder" or "Holder" means a Person in whose name a Trust
           --------------      ------
Security or Securities is registered in the Securities Register; any such Person shall be deemed to be a beneficial owner within the meaning of the Delaware Business Trust Act.

          "Subordinated Indenture" means the Indenture, dated as of ________,
           ----------------------
1995, between Rouse and the Debenture Trustee, as trustee, as amended or supplemented from time to time.

          "Tax Event" means the receipt by the Trust or the Depositor, as the
           ---------
case may be, of an Opinion of Counsel experienced in such matters to the effect that, as a result of (a) any amendment to, clarification of, or change (including any announced prospective change) in, the laws or treaties (or any regulations thereunder) of the United

States or any political subdivision or taxing authority thereof or therein affecting taxation, or (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement (including any notice or announcement of intent to adopt such procedures or regulations) ("Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision or any interpretation or pronouncement that provides for a position with respect to such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement or decision is announced on or after the Closing Date, there is more than an insubstantial risk that (i) the Trust is, or will be, subject to United States federal income tax with respect to interest received on the Debentures, (ii) interest payable by the Depositor on the Debentures is not, or will not be, fully deductible for United States federal income tax purposes, or (iii) the Trust is, or will be, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

          "Trust" means the Delaware business trust created and continued hereby
           -----
and identified on the cover page to this Trust Agreement.

          "Trust Agreement" means this Amended and Restated Trust Agreement, as
           ---------------
the same may be modified, amended or supplemented in accordance with the applicable provisions hereof, including all exhibits hereto, including, for all purposes of this Trust Agreement and any such modification, amendment or supplement, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this Trust Agreement and any such modification, amendment or supplement, respectively.

          "Trustees" has the meaning specified in the preamble to this Trust
           --------
Agreement.

          "Trust Indenture Act" means the Trust Indenture Act of 1939 as in
           -------------------
force at the date as of which this instrument was executed; provided, however,
                                                            --------  -------
that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

          "Trust Property" means (i) the Debentures, (ii) any cash on deposit
           --------------
in, or owing to, the Payment Account and (iii) all proceeds and rights in respect of the foregoing and any other property and assets for the time being held or deemed to be held by the Property Trustee pursuant to the terms of this Trust Agreement.

          "Trust Security" means any one of the Common Securities or the
           --------------
Preferred Securities.

          "Trust Securities Certificate" means any one of the Common Securities
           ----------------------------
Certificates or the Preferred Securities Certificates.

          "Underwriting Agreement" means the Underwriting Agreement, dated as of
           ----------------------
_________, 1995, among the Trust, Rouse and the underwriters named therein.

                                   ARTICLE II

                           Establishment of the Trust

          Section 2.01.  Name.  The Trust created and continued hereby shall be
                         ----
known as "Rouse Capital", as such name may be modified from time to time by the Administrative Trustees following written notice to the Holders of Trust Securities and the other Trustees, in which name the Trustees may conduct the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued.

          Section 2.02.  Principal Place of Business of the Trust.  The
                         ----------------------------------------
principal place of business of the Trust is c/o The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456.

          Section 2.03.  Initial Contribution of Trust Property; Organizational
                         ------------------------------------------------------
Expenses.  The Property Trustee acknowledges receipt from the Depositor in
--------
connection with the Original Trust Agreement of the sum of $10, which constituted the initial Trust Property. The Depositor shall pay organizational expenses of the Trust as they arise or shall, upon request of any Trustee, promptly reimburse such Trustee for any such expenses paid by such Trustee. The Depositor shall make no claim upon the Trust Property for the payment of such expenses.

          Section 2.04.  Issuance of the Preferred Securities.  On _________,
                         ------------------------------------
1995 the Depositor, on behalf of the Trust and pursuant to the Original Trust Agreement, executed and delivered the Underwriting Agreement. Contemporaneously with the execution and delivery of this Trust Agreement, the Administrative Trustees, on behalf of the Trust, shall execute and deliver Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of _________ Preferred Securities having an aggregate Liquidation Amount of $ _________ against receipt of the aggregate purchase price of such Preferred Securities of $__________, which amount the Administrative Trustees shall promptly deliver to the Property Trustee. In the event and to the extent the overallotment option granted by the Trust pursuant to the Underwriting Agreement is exercised, the Administrative Trustees, on behalf of the

Trust, shall execute and deliver Preferred Securities Certificates, registered in the name of the nominee of the initial Clearing Agency, in an aggregate amount of up to an additional __________ Preferred Securities having an aggregate Liquidation Amount of up to $__________ against receipt of the aggregate purchase price of such Preferred Securities of up to $___________, which amount the Administrative Trustees shall promptly deliver to the Property Trustee, on the date specified pursuant to the Underwriting Agreement.

          Section 2.05.  Subscription and Purchase of Debentures; Issuance of
                         ----------------------------------------------------
the Common Securities.  Contemporaneously with the execution and delivery of
---------------------
this Trust Agreement, (x) the Administrative Trustees, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount equal to $___________, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor the sum of $__________, and (y) the Administrative Trustees, on behalf of the Trust, shall execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount of __________ Common Securities having an aggregate Liquidation Amount of $__________ and, in satisfaction of the purchase price for such Common Securities, the Depositor shall deliver to the Trust the sum of $__________. In the event the overallotment option granted by the Trust with respect to the Preferred Securities pursuant to the Underwriting Agreement is exercised by the underwriters named therein, (x) the Administrative Trustees, on behalf of the Trust, shall subscribe to and purchase from the Depositor Debentures, registered in the name of the Trust and having an aggregate principal amount of up to $__________, and, in satisfaction of the purchase price for such Debentures, the Property Trustee, on behalf of the Trust, shall deliver to the Depositor an amount equal to 100% of the aggregate principal amount of the Debentures being purchased and (y) contemporaneously therewith, the Administrative Trustees, on behalf of the Trust, shall execute and deliver to the Depositor Common Securities Certificates, registered in the name of the Depositor, in an aggregate amount (determined on a pro rata basis to the extent the overallotment
                                  --- ----
option is exercised) of up to ______ Common Securities having an aggregate Liquidation Amount of up to $__________ and, in satisfaction of the purchase price for such Common Securities, the Depositor shall deliver to the Trust an amount equal to 3% of the aggregate principal amount of the Debentures being purchased.

          Section 2.06.  Declaration of Trust.  The exclusive purposes of the
                         --------------------
Trust are (a) to issue and sell Trust Securities, (b) to purchase the Debentures with the proceeds from the sale of the Preferred Securities and Common Securities and (c) to engage in those activities necessary or incidental thereto. The Depositor hereby appoints the Trustees, as trustees of the Trust, to have all the rights, powers and duties to the extent set forth herein, and the Trustees hereby accept such appointment. The Property Trustee hereby declares that it will hold the Trust Property in trust upon and subject to the conditions set forth herein for the benefit of the Trust and the Securityholders. The

Trustees shall have all rights, powers and duties set forth herein and in accordance with applicable law with respect to accomplishing the purposes of the Trust. The Delaware Trustee shall not be entitled to exercise any powers, nor shall the Delaware Trustee have any of the duties and responsibilities, of the Property Trustee or the Administrative Trustees set forth herein. The Delaware Trustee shall be one of the Trustees of the Trust for the sole and limited purpose of fulfilling the requirements of Section 3807 of the Delaware Business Trust Act.

          Section 2.07.  Authorization to Enter into Certain Transactions.
                         ------------------------------------------------

          (a) The Trustees shall conduct the affairs of the Trust in accordance with the terms of this Trust Agreement. Subject to the limitations set forth in paragraph (c) of this Section, and in accordance with the following provisions
(A) and (B), the Administrative Trustees and the Property Trustee shall have the authority to enter into all transactions and agreements determined by such Trustees to be appropriate in exercising the authority, express or implied, otherwise granted to such Trustees under this Trust Agreement, and to perform all acts in furtherance thereof, including without limitation, the following:

          (A) As among the Trustees, the Administrative Trustees shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

                (i) the issuance and sale of the Trust Securities;

               (ii) to cause the Trust to enter into, and to execute, deliver and perform on behalf of the Trust, the Expense Agreement and the Certificate Depository Agreement and such other agreements as may be necessary or desirable in connection with the purposes and function of the Trust;

               (iii) assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of this Trust Agreement as a trust indenture under the Trust Indenture Act;

               (iv) assisting in the listing of the Preferred Securities upon such securities exchange or exchanges as shall be determined by the Depositor and the registration of the Preferred Securities under the Exchange Act and the preparation and filing of all periodic and other reports and other documents pursuant to the foregoing;

               (v) the sending of notices (other than notices of default) and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

               (vi) the appointment of a Paying Agent, authenticating agent and Securities Registrar in accordance with this Trust Agreement;

               (vii) registering transfers of the Trust Securities in accordance with this Trust Agreement;

               (viii) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware;

               (ix) unless otherwise determined by the Depositor, the Property Trustee or the Administrative Trustees, or as otherwise required by the Delaware Business Trust Act or the Trust Indenture Act, to execute on behalf of the Trust (either acting alone or together with any or all of the Administrative Trustees) any documents that the Administrative Trustees have the power to execute pursuant to this Trust Agreement; and

               (x) the taking of any action incidental to the foregoing as the Trustees may from time to time determine is necessary, advisable or convenient to give effect to the terms of this Trust Agreement for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

          (B) As among the Trustees, the Property Trustee shall have the power, duty and authority to act on behalf of the Trust with respect to the following matters:

               (i) the establishment and maintenance of the Payment Account;

               (ii) assisting in the registration of the Preferred Securities under the Securities Act of 1933, as amended, and under state securities or blue sky laws, and the qualification of the Trust Agreement as a trust indenture under this Trust Indenture Act;

                (iii)  the receipt of the Debentures;

               (iv) the collection of interest, principal and any other payments made in respect of the Debentures in the Payment Account;

               (v) the distribution of amounts owed to the Securityholders in respect of the Trust Securities;

               (vi) the sending of notices of default and other information regarding the Trust Securities and the Debentures to the Securityholders in accordance with this Trust Agreement;

               (vii) the distribution of the Trust Property in accordance with the terms of this Trust Agreement;

               (viii) to the extent provided in this Trust Agreement, the winding up of the affairs of and liquidation of the Trust and the preparation, execution and filing of the certificate of cancellation with the Secretary of State of the State of Delaware; and

               (ix) the taking of any action incidental to the foregoing as the Property Trustee may from time to time determine is necessary or advisable to give effect to the terms of this Trust Agreement and protect and conserve the Trust Property for the benefit of the Securityholders (without consideration of the effect of any such action on any particular Securityholder).

          (b) So long as this Trust Agreement remains in effect, the Trust (or the Trustees acting on behalf of the Trust) shall not undertake any business, activities or transaction except as expressly provided herein or contemplated hereby. In particular, the Trustees shall not (i) acquire any investments (other than the Debentures as provided for herein) or engage in any activities not authorized by this Trust Agreement, (ii) sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Trust Property or interests therein, including to Securityholders, except as expressly provided herein,
(iii) take any action that would cause the Trust to be deemed an "investment company" required to be registered under the Investment Company Act of 1940, as amended, or treated as an association taxable as a corporation for United States federal income tax purposes, (iv) incur any indebtedness for borrowed money or
(v) take or consent to any action that would result in the placement of a Lien on any of the Trust Property. The Trustees shall defend all claims and demands of all Persons at any time claiming any Lien on any of the Trust Property adverse to the interest of the Trust or the Securityholders in their capacity as Securityholders.

          (c) In connection with the issue and sale of the Preferred Securities, the Depositor shall have the right and responsibility to assist the Trust with respect to, or effect on behalf of the Trust, the following (and any actions taken by the Depositor in furtherance of the following prior to the date of this Trust Agreement are hereby ratified and confirmed in all respects as actions of the Trust):

               (i) to prepare for filing with the Commission a registration statement on Form S-3 in relation to the Preferred Securities, including any amendments thereto (and any related registration statement under Rule 462(b) of the Securities Act of 1933, as amended from time to time);

               (ii) to determine the States in which to take appropriate action to qualify or register for sale all or part of the Preferred Securities and to do any and all such acts, other than actions which must be taken by or on behalf of the Trust, and advise the Trustees of actions they must take on behalf of the Trust, and prepare for execution and filing any documents to be executed and filed by the Trust or on behalf of the Trust, as the Depositor deems necessary, advisable or convenient in order to comply with the applicable laws of any such States;

               (iii) to prepare for filing by the Trust an application to the New York Stock Exchange or any other national stock exchange or the Nasdaq National Market for listing upon notice of issuance of any Preferred Securities;

               (iv) to prepare for filing by the Trust with the Commission a registration statement on Form 8-A relating to the registration of the Preferred Securities under Section 12(b) of the Exchange Act, including any amendments thereto;

               (v) to negotiate the terms of, and execute and deliver, the Underwriting Agreement providing for the sale of the Preferred Securities; and

               (vi) any other actions necessary or desirable to carry out any of the foregoing activities.

          (d) Notwithstanding anything herein to the contrary, the Administrative Trustees are authorized and directed to conduct the affairs of the Trust and to operate the Trust so that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act of 1940, as amended, or taxed as a corporation for United States federal income tax purposes and so that the Debentures will be treated as indebtedness of the Depositor for United States federal income tax purposes. In this connection, the Depositor and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the Certificate of Trust or this Trust Agreement, that the Depositor or any of the Administrative Trustees determines in its discretion to be necessary, desirable or convenient for such purposes, as long as such action does not adversely affect the interests of the holders of the Preferred Securities.

          Section 2.08.  Assets of Trust.  The assets of the Trust shall consist
                         ---------------
of the Trust Property.

          Section 2.09.  Title to Trust Property.  Legal title to all Trust
                         -----------------------
Property shall be vested at all times in the Property Trustee (in its capacity as such) and shall be held and administered by the Property Trustee for the benefit of the Trust and the Securityholders in accordance with this Trust Agreement.

                                  ARTICLE III

                                Payment Account

          Section 3.01.  Payment Account.
                         ---------------

          (a) On or prior to the Closing Date, the Property Trustee shall establish the Payment Account. The Property Trustee and any agent of the Property Trustee shall have exclusive control and sole right of withdrawal with respect to the Payment Account for the purpose of making deposits in and withdrawals from the Payment Account in accordance with this Trust Agreement. All monies and other property deposited or held from time to time in the Payment Account shall be held by the Property Trustee in the Payment Account for the exclusive benefit of the Securityholders and for distribution as herein provided, including (and subject to) any priority of payments provided for herein.

          (b) The Property Trustee shall deposit in the Payment Account, promptly upon receipt, all payments of principal or interest on, and any other payments or proceeds with respect to, the Debentures. Amounts held in the Payment Account shall not be invested by the Property Trustee pending distribution thereof.

                                   ARTICLE IV

                           Distributions; Redemption

          Section 4.01.  Distributions.
                         -------------

          (a) Distributions on the Trust Securities shall be cumulative, and will accumulate whether or not there are funds of the Trust available for the payment of Distributions. Distributions shall accrue from __________, 1995, and, except in the event that Rouse exercises its right to extend the interest payment period for the Debentures pursuant to Section 301 of the Subordinated Indenture, shall be payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, commencing on _____________, 1995. If any date on which Distributions are otherwise payable on the Trust Securities is not a Business Day, then the payment of such Distribution shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with this Section 4.01(a) a "Distribution Date").

          (b) The Trust Securities represent undivided beneficial interests in the assets of the Trust, and, subject to Section 4.03 hereof, all Distributions will be made pro rata on each of the Trust Securities; Distributions payable as a preference on the Preferred Securities shall be fixed at a rate of __% per annum of the Liquidation Amount of the Preferred Securities. The amount of Distributions payable for any full quarterly period shall be computed on the basis of twelve 30-day months and a 360-day year and, for any period shorter than a full monthly period, shall be computed on the basis of the actual number of days elapsed in such period. The amount of Distributions payable for any period shall include Additional Amounts, if any.

          (c) Distributions on the Trust Securities shall be made and shall be deemed payable on each Distribution Date only to the extent that the Trust has funds legally and immediately available in the Payment Account for the payment of such Distributions.

          (d) Distributions on the Trust Securities with respect to a Distribution Date shall be payable to the Holders thereof as they appear on the Securities Register for the Trust Securities on the relevant record date (the "Record Date"), which shall be one Business Day prior to such Distribution Date; provided, however, that in the event that the Preferred Securities do not remain
--------  -------
in book-entry-only form, the Record Date shall be the date 15 days prior to the relevant Distribution Date, whether or not a Business Day.

          Section 4.02.  Redemption.
                         ----------

          (a) On each Debenture Redemption Date, the Trust will be required to redeem a Like Amount of Trust Securities at the Redemption Price.

          (b) If (i) a Tax Event shall occur and be continuing and (ii) within 45 days following the occurrence of such Tax Event the Trustees shall not have received from the Debenture Trustee a notice of redemption of all of the Debentures on a Debenture Redemption Date (as specified in such notice) which is to occur not later than 90 days following the occurrence of such Tax Event, the Depositor may in its sole discretion direct the Trustees to, and the Trustees shall if so directed by the Depositor, dissolve the Trust and cause the Trust to distribute in accordance with Section 9.04 to each Holder of Trust Securities, on a Liquidation Date which shall occur not later than 90 days following the occurrence of such Tax Event, a Like Amount of Debentures in liquidation of the Trust; provided, however, that the Trustees shall be required to follow the
       --------  -------
direction of the Depositor to dissolve the Trust and distribute the Debentures to Holders of Trust Securities in accordance with this Section 4.02(b) and
Section 9.04 only
if the Trust shall have received an Opinion of Counsel experienced in such matters to the effect that the Holders of Preferred Securities will not recognize any gain or loss for United States federal income tax purposes as a result of such distribution. The election of the Depositor to cause the Trust to be dissolved shall be evidenced by a Board Resolution. If the Trust is not dissolved pursuant to this Section 4.02 and the Trust Securities remain Outstanding, then Additional Interest Attributable to Taxes (as defined in the Subordinated Indenture) will be payable on the Debentures.

          (c) Notice of redemption shall be given by the Property Trustee by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date to each Holder of Trust Securities to be redeemed, at such Holder's address appearing in the Security Register. All notices of redemption shall identify the Trust Securities to be redeemed (including CUSIP number) and shall state:

            (i)  the Redemption Date;

            (ii)  the Redemption Price;

            (iii) the place or payment where such Trust Securities are to be surrendered for payment of the Redemption Price; and

            (iv) that on the Redemption Date the Redemption Price will become due and payable upon each such Trust Security to be redeemed and that interest thereon will cease to accrue on and after said date.

          (d) The Trust Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the proceeds from the contemporaneous redemption of Debentures. Redemptions of the Trust Securities shall be made and the Redemption Price shall be deemed payable on each Redemption Date only to the extent that the Trust has funds legally and immediately available in the Payment Account for the payment of such Redemption Price.

          (e) If the Property Trustee gives a notice of redemption in respect of any Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York time, on the Redemption Date, subject to Section 4.02(d), the Property Trustee shall, so long as the Preferred Securities are in book-entry-only form, irrevocably deposit with the Clearing Agency for the Preferred Securities funds sufficient to pay the applicable Redemption Price and, at the direction of the Depositor, shall give such Clearing Agency irrevocable instructions and authority to pay the Redemption Price to the Holders thereof. If the Preferred Securities are no longer in book-entry-only-form, the Property Trustee, subject to Section 4.02(d), shall irrevocably deposit with the Paying Agent funds sufficient to pay the applicable Redemption Price and shall give the Paying Agent irrevocable instructions to pay the Redemption Price to the Holders thereof upon surrender of their Preferred Securities Certificates. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Trust Securities called for redemption shall be payable to the Holders of such Trust Securities as they appear on the Securities Register for the Trust Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of Securityholders holding Trust Securities so called for redemption will cease, except the right of such Securityholders to receive the Redemption Price, but without interest on such Redemption Price, and such Securities will cease to be Outstanding. In the event that any date on which any Redemption Price is payable is not a Business Day, then payment of the Redemption Price payable on such date shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such distribution shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on such date. In the event that payment of the Redemption Price in respect of any Trust Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by the Depositor pursuant to the Guarantee, Distributions on such Trust Securities will continue to accrue from the Redemption Date originally established by the Trust for such Trust Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

          (f) If less than all the Outstanding Trust Securities are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of Trust Securities to be redeemed shall be allocated to the Common Securities and the Preferred Securities on a pro rata basis based upon their respective aggregate Liquidation Amount. The particular Preferred Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Property Trustee from the Outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or any integral multiple thereof) of the aggregate Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the Securities Registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of this Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed.

          Section 4.03.  Subordination of Common Securities.
                         ----------------------------------

          (a) Payment of Distributions (including Additional Amounts, if applicable) on, and the Redemption Price of, the Trust Securities, as applicable, shall be made pro rata based on the aggregate Liquidation Amount of
                          --- ----
the Trust Securities; provided, however, that if on any Distribution Date or
                      --------  -------
Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution (including Additional Amounts, if applicable) on, or Redemption Price of, any Common Security, and no other payment on account of the redemption, liquidation or other acquisition of Common Securities, shall be made unless payment in full in cash of all accumulated and unpaid Distributions (including Additional Amounts, if applicable) payable as a preference on all Outstanding Preferred Securities for all distribution periods terminating on or prior thereto, or in the case of payment of the Redemption Price the full amount of such Redemption Price on all Outstanding Preferred Securities called for redemption, shall have been made or provided for, and all funds legally and immediately available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions (including Additional Amounts, if applicable) on, or Redemption Price of, Preferred Securities then due and payable.

          (b) In the case of the occurrence of any Debenture Event of Default, the Holder of Common Securities will be deemed to have waived any right to act with respect to any Event of Default until the effect of all such Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until any such Events of Default under this Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the Holders of the Preferred Securities and not the Holder of the Common Securities, and only the Holders of the Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

          Section 4.04.  Payment Procedures.  Payments in respect of the
                         ------------------
Preferred Securities shall be payable at the office or agency of the Paying Agent in The City of New York maintained for such purpose and at any other office or agency maintained by the Paying Agent for such purpose; provided,
                                                                  --------
however, that at the option of the Property Trustee, Distributions may be made
-------
by check mailed to the address of the Person entitled thereto as such address shall appear on the Securities Register; provided further, if the Preferred
                                         -------- -------
Securities are held by a Clearing Agency, payments shall be made to the Clearing Agency. Payments in respect of the Common Securities shall be made in such manner as shall be mutually agreed between the Property Trustee and the Common Securityholder.

          Section 4.05.  Tax Returns and Reports.  The Administrative Trustees
                         -----------------------
shall prepare (or cause to be prepared), at the Depositor's expense, and file all United States federal, state and local tax and information returns and reports required to be filed by or in respect of the Trust. In this regard, the Administrative Trustees shall (a) prepare and file (or cause to be prepared or filed) the Internal Revenue Service Form 1041 (or any successor form) required to be filed in respect of the Trust in each taxable year of the Trust and (b) prepare and furnish (or cause to be prepared and furnished) to each Securityholder the related Internal Revenue Service Schedule K-1 (Form 1041) Beneficiaries' Share of Income, Deductions, Etc., or any successor form or the information required to be provided on such form. The Administrative Trustees shall provide the Depositor and the Property Trustee with a copy of all such returns, reports and schedules promptly after such filing or furnishing. The Trustees shall comply with United States federal withholding and backup withholding tax laws and information reporting requirements with respect to any payments to Securityholders under the Trust Securities.

          Section 4.06.  Payment of Taxes, Duties, Etc. of the Trust. Upon
                         -------------------------------------------
receipt under the Debentures of Additional Interest Attributable to Taxes (as defined in the Subordinated Indenture), the Property Trustee shall promptly pay any taxes, duties, assessments or governmental charges of whatsoever nature (other than withholding taxes) imposed on the Trust by the United States or any other taxing authority.

          Section 4.07.  Payments under Indenture. Any amount payable to an
                         ------------------------
Owner hereunder shall be reduced by the amount of any corresponding payment such Owner has received pursuant to Section 508 of the Indenture.


                                   ARTICLE V

                         Trust Securities Certificates

          Section 5.01.  Initial Ownership.  Until the issuance of the Trust
                         -----------------
Securities, and at any time during which no Trust Securities are outstanding, the Depositor shall be the sole beneficial owner of the Trust.

          Section 5.02.  The Trust Securities Certificates.  Initial Holders
                         ---------------------------------
shall purchase Preferred Securities in minimum denominations of $25 (based on Liquidation Amount) and integral multiples of $25 in excess thereof, and the Common Securities Certificates shall be issued in denominations of $25 Liquidation Amount and integral multiples thereof. The Trust Securities Certificates shall be executed on behalf of the Trust by manual signature of at least one Administrative Trustee. Trust Securities Certificates bearing the manual signatures of individuals who were, at the time when such signatures shall have been affixed, authorized to sign on behalf of the Trust, shall be validly issued and entitled to the benefits of this Trust Agreement, notwithstanding that such individuals or any of them shall have ceased to be so authorized prior to the delivery of such Trust Securities Certificates or did not hold such offices at the date of delivery of such Trust Securities Certificates. A transferee of a Trust Securities Certificate shall become a Securityholder, and shall be entitled to the rights and subject to the obligations of a Securityholder hereunder, upon due registration of such Trust Securities Certificate in such transferee's name pursuant to Section 5.04.

          Section 5.03.  Delivery of Trust Securities Certificates.  On the
                         -----------------------------------------
Closing Date and on any date on which Preferred Securities are required to be delivered pursuant to the exercise of the over-allotment option provided for in the Underwriting Agreement, the Administrative Trustees shall cause Trust Securities Certificates, in an aggregate Liquidation Amount as provided in Sections 2.04 and 2.05, to be executed on behalf of the Trust and delivered to or upon the written order of the Depositor signed by its Chairman, its Vice Chairman, its Chief Executive Officer, its President or any Vice President, without further corporate action by the Depositor, in authorized denominations.

          Section 5.04.  Registration of Transfer and Exchange of Preferred
                         --------------------------------------------------
Securities Certificates.  A registrar appointed by the Administrative Trustees
-----------------------
(the "Security Registrar") shall keep or cause to be kept, at the office or agency maintained pursuant to Section 5.08, a register (the "Security Register") in which, subject to such reasonable regulations as the Administrative Trustees may prescribe, the Securities Registrar shall provide for the registration of Preferred Securities Certificates and Common Securities Certificates (subject to
Section 5.10 in the case of the Common Securities Certificates) and registration of transfers and exchanges of Preferred Securities Certificates as herein provided. The Bank shall be the initial Securities Registrar.

          Upon surrender for registration of transfer of any Preferred Securities Certificate at the office or agency maintained pursuant to Section 5.08, the Administrative Trustees or any one of them shall execute and deliver, in the name of the designated transferee or transferees, one or more new Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount dated the date of execution by such Administrative Trustee or Trustees. The Securities Registrar shall not be required to register the transfer of any Preferred Securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of any such Preferred Securities selected for redemption under
Section 4.02 hereof and ending at the closing of business on the day of such mailing. At the option of a Holder, Preferred Securities Certificates may be exchanged for other Preferred Securities Certificates in authorized denominations of a like aggregate Liquidation Amount upon surrender of the Preferred Securities Certificates to be exchanged at the office or agency maintained pursuant to Section 5.08.

          Every Preferred Securities Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Administrative Trustees and the Securities Registrar duly executed by the Holder or his attorney duly authorized in writing. Each Preferred

Securities Certificate surrendered for registration of transfer or exchange shall be canceled and subsequently disposed of by the Administrative Trustees.

          No service charge shall be made for any registration of transfer or exchange of Preferred Securities Certificates, but the Administrative Trustees or the Securities Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer of Preferred Securities Certificates.

          Section 5.05.  Mutilated, Destroyed, Lost or Stolen Trust Securities
                         -----------------------------------------------------
Certificates.  If (a) any mutilated, destroyed, lost or stolen Trust Securities
------------
Certificate shall be surrendered to the Securities Registrar, or if the Securities Registrar shall receive evidence to its satisfaction of the destruction, loss or theft of any Trust Securities Certificate and (b) there shall be delivered to the Securities Registrar and the Administrative Trustees such security or indemnity as may be required by them to save each of them harmless, then in the absence of notice that such Trust Securities Certificate shall have been acquired by a bona fide purchaser, the Administrative Trustees or any one of them on behalf of the Trust shall execute and make available for delivery, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Trust Securities Certificate, a new Trust Securities Certificate of like class, tenor and denomination. In connection with the issuance of any new Trust Securities Certificate under this Section, the Administrative Trustees or the Securities Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection therewith. Any duplicate Trust Securities Certificate issued pursuant to this Section 5.05 shall constitute conclusive evidence of an undivided beneficial interest in the assets of the Trust, as if originally issued, whether or not the mutilated, lost, stolen or destroyed Trust Securities Certificate shall be found at any time.

          The provisions of this Section 5.05 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Trust Securities.

          Section 5.06.  Persons Deemed Securityholders. Prior to due
                         ------------------------------
presentation of a Trust Securities Certificate for registration of transfer, the Trustees or the Securities Registrar shall treat the Person in whose name any Trust Securities Certificate shall be registered in the Securities Register as the owner of such Trust Securities Certificate for the purpose of receiving distributions and for all other purposes whatsoever, and neither the Trustees nor the Securities Registrar shall be bound by any notice to the contrary.

          Section 5.07.  Access to List of Securityholders' Names and Addresses.
                         ------------------------------------------------------
The Securities Registrar shall furnish or cause to be furnished (x) to the Depositor, within 15 days after receipt by the Securities Registrar of a request therefor from the Depositor in writing and (y) to the Property Trustee, semiannually, and at such other times as the Property Trustee may request in writing promptly after receipt by the Securities Registrar of any such request, a list, in such form as the Depositor or the Property Trustee (as applicable) may reasonably require, of the names and addresses of the Securityholders as of the most recent Record Date. If three or more Holders of Trust Securities Certificates apply in writing to the Securities Registrar, and such application states that the applicants desire to communicate with other Securityholders with respect to their rights under this Trust Agreement or under the Trust Securities Certificates and such application is accompanied by a copy of the communication that such applicants propose to transmit, then the Securities Registrar shall, within five Business Days after the receipt of such application, afford such applicants access during normal business hours to the current list of Securityholders. Each Holder, by receiving and holding a Trust Securities Certificate, shall be deemed to have agreed not to hold either the Depositor or the Securities Registrar accountable by reason of the disclosure of its name and address, regardless of the source from which such information was derived.

          Section 5.08.  Maintenance of Office or Agency. The Administrative
                         -------------------------------
Trustees shall maintain in the Borough of Manhattan, The City of New York, an office or offices or agency or agencies where Preferred Securities Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustees in respect of the Trust Securities Certificates may be served. The Administrative Trustees initially designate the Bank, 14 Wall Street, 8th Floor, New York, New York 10005 for such purposes.
The Administrative Trustees shall give prompt written notice to the Depositor and to the Securityholders of any change in the location of the Securities Register or any such office or agency.

          Section 5.09.  Appointment of Paying Agent. A paying agent (the
                         ---------------------------
"Paying Agent") appointed hereby shall make distributions to Securityholders from the Payment Account and shall report the amounts of such distributions to the Property Trustee and the Administrative Trustees. Any Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making the distributions referred to above. The Administrative Trustees may revoke such power and remove the Paying Agent if such Trustees determine in their sole discretion that the Paying Agent shall have failed to perform its obligations under this Agreement in any material respect. The Paying Agent shall initially be the Bank, and the Paying Agent may choose any co-paying agent that is acceptable to the Administrative Trustees, the Property Trustee and the Depositor. Any Person acting as a Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Administrative Trustees, the Property Trustee and the Depositor. In the event that the Bank shall no longer be the Paying Agent or a successor Paying Agent shall resign or its authority to act be revoked, the Administrative Trustees shall appoint a successor that is acceptable to the Property Trustee and the Depositor to act as Paying Agent (which shall be a bank or trust company). The

Administrative Trustees shall cause such successor Paying Agent or any co-paying agent appointed by the Paying Agent to execute and deliver to the Trustees an instrument in which such successor Paying Agent or additional Paying Agent shall agree with the Trustees that as Paying Agent, such successor Paying Agent or additional Paying Agent will hold all sums, if any, held by it for payment to the Securityholders in trust for the benefit of the Securityholders entitled thereto until such sums shall be paid to such Securityholders. The Paying Agent shall return all unclaimed funds to the Property Trustee and upon removal of a Paying Agent such Paying Agent shall also return all funds in its possession to the Property Trustee. The provisions of Sections 8.01, 8.03 and 8.06 shall apply to the Bank also in its role as Paying Agent, for so long as the Bank shall act as Paying Agent and, to the extent applicable, to any other paying agent appointed hereunder. Any reference in this Agreement to the Paying Agent shall include any co-paying agent unless the context requires otherwise.

          Section 5.10.  Ownership of Common Securities by Depositor.  On the
                         -------------------------------------------
Closing Date and on each other date provided for in Section 2.05, the Depositor shall acquire, and thereafter retain, beneficial and record ownership of the Common Securities. Any attempted transfer of the Common Securities shall be void; provided, however, that any permitted successor of the Depositor pursuant
      --------  -------
to Article VIII of the Subordinated Indenture may succeed to the Depositor's ownership of the Common Securities. The Administrative Trustees shall cause each Common Securities Certificate issued to the Depositor to contain a legend stating "THIS CERTIFICATE IS NOT TRANSFERABLE".

          Section 5.11.  Book-Entry Interests; Common Securities Certificate.
                         ---------------------------------------------------

          (a) The Preferred Securities Certificates, upon original issuance, will be issued in the form of a fully-registered typewritten global Preferred Securities Certificate or Certificates (each, a "Global Certificate"), to be delivered to The Depository Trust Company, the initial Clearing Agency, by, or on behalf of, the Trust. Such Global Certificate or Certificates shall initially be registered on the Securities Register in the name of Cede & Co., the nominee of the initial Clearing Agency, and no Owner will receive a definitive Preferred Securities Certificate representing such Owner's beneficial interest in such Global Certificate or Certificates, except as provided in
Section 5.13. Unless and until Definitive Preferred Securities Certificates have been issued to Owners pursuant to Section 5.13:

            (i) the provisions of this Section 5.11(a) shall be in full force and effect;

            (ii) the Securities Registrar, the Paying Agent and the Trustees shall be entitled to deal with the Clearing Agency for all purposes of this Trust Agreement (including the payment of Distributions on the Global Certificate or Certificates and the receiving of approvals, votes or consents hereunder) as the sole Holder of the Preferred Securities and shall have no obligations to the Owners of Book-Entry Interests;

            (iii) to the extent that the provisions of this Section 5.11 conflict with any other provisions of this Trust Agreement, the provisions of this Section 5.11 shall control; and

            (iv) the rights of the Owners of the Book-Entry Interests shall be exercised only through the Clearing Agency and shall be limited to those established by law and agreements between such Owners and the Clearing Agency and/or the Clearing Agency Participants.

          (b) A single Common Securities Certificate representing the Common Securities shall be issued to the Depositor in the form of a definitive Common Securities Certificate.

          Section 5.12.   Notices to Clearing Agency.  To the extent a notice or
                          --------------------------
other communication to the Owners is required under this Trust Agreement, unless and until Definitive Preferred Securities Certificates shall have been issued to Owners pursuant to Section 5.13, the Trustees shall give all such notices and communications specified herein to be given to Owners to the Clearing Agency, and shall have no obligations to the Owners.

          Section 5.13.  Definitive Preferred Securities Certificates.  If (i)
                         --------------------------------------------
the Clearing Agency is no longer registered as a clearing agency under the Exchange Act or the Depositor advises the Trustees in writing that the Clearing Agency is no longer willing or able to properly discharge its responsibilities with respect to the Preferred Securities Certificates, (ii) the Depositor at its option advises the Trustees in writing that it elects to terminate the book-entry system through the Clearing Agency or (iii) there is an Event of Default, then the Clearing Agency shall notify all Owners of Book-Entry Interests and the Trustees of the occurrence of any such event and of the availability of the Definitive Preferred Securities Certificates to Owners of such class or classes, as applicable, requesting the same. Upon surrender to the Administrative Trustees of the Global Certificate or Certificates by the Clearing Agency, accompanied by registration instructions, the Administrative Trustees, or any one of them, shall cause the Definitive Preferred Securities Certificates to be delivered to the Owners in accordance with the instructions of the Clearing Agency. Neither the Securities Registrar nor the Trustees shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Preferred Securities Certificates, the Trustees shall recognize the Holders of the Definitive Preferred Securities Certificates as Securityholders. The Definitive Preferred

Securities Certificates shall be printed, lithographed or engraved or may be produced in any other manner as is reasonably acceptable to the Administrative Trustees, as evidenced by the execution thereof by the Administrative Trustees or any one of them.

          Section 5.14.  Rights of Securityholders.  The legal title to the
                         -------------------------
Trust Property is vested exclusively in the Property Trustee (in its capacity as such) in accordance with Section 2.09, and the Securityholders shall not have any right or title therein other than the undivided beneficial interest in the assets of the Trust conferred by their Trust Securities and they shall have no right to call for any partition or division of property, profits or rights of the Trust. The Trust Securities shall be personal property giving only the rights specifically set forth therein and in this Trust Agreement, but are not interests in specific trust property. The Trust Securities shall have no preemptive rights and when issued and delivered to Securityholders against payment of the purchase price therefor will be fully paid and nonassessable by the Trust. The Holders of the Preferred Securities, in their capacities as such, shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE VI

                   Acts of Securityholders; Meetings; Voting

          Section 6.01.  Limitations on Voting Rights.
                         ----------------------------

          (a) Except as provided in this Section, in Sections 8.10 and 10.02 hereof, and in the Subordinated Indenture, and as otherwise required by law, no Holder of Preferred Securities shall have any right to vote or in any manner otherwise control the administration, operation and management of the Trust or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Trust Securities Certificates, be construed so as to constitute the Securityholders from time to time as partners or members of an association.

          (b) So long as any Debentures are held by the Property Trustee on behalf of the Trust, the Property Trustee shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Debenture Trustee with respect to such Debentures, (ii) waive any past default which is waivable under
Section 513 of the Subordinated Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Subordinated Indenture or the Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the Holders of at least a majority in aggregate Liquidation Amount of the Outstanding

Preferred Securities; provided, however, that where a consent under the
                      --------  -------
Subordinated Indenture would require the consent of each holder of Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior written consent of each Holder of Outstanding Preferred Securities. The Property Trustee shall not revoke any action previously authorized or approved by a vote of the Preferred Securities, except pursuant to a subsequent vote of the Holders of the Preferred Securities. The Property Trustee shall notify all Holders of the Preferred Securities of any notice of default received from the Debenture Trustee with respect to the Debentures. In addition to obtaining the foregoing approvals of the Holders of the Preferred Securities, prior to taking any of the foregoing actions, the Property Trustee shall, at the expense of the Depositor, obtain an Opinion of Counsel experienced in such matters to the effect that the Trust will not be classified as an association taxable as a corporation for United States federal income tax purposes on account of such action.

          (c) Subject to Section 10.02(c) hereof, if any proposed amendment to the Trust Agreement provides for, or the Trustees otherwise propose to effect,
(i) any action that would adversely affect the powers, preferences or special rights of the Preferred Securities, whether by way of amendment to the Trust Agreement or otherwise, or (ii) the dissolution, winding-up or termination of the Trust, other than pursuant to the terms of this Trust Agreement, then the Holders of Outstanding Preferred Securities as a class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of the Holders of at least a majority in Liquidation Amount of the Outstanding Preferred Securities. No amendment to this Trust Agreement may be made if, as a result of such amendment, the Trust would be classified as an association taxable as a corporation for United States federal income tax purposes.

          Section 6.02.  Notice of Meetings.  Notice of all meetings of the
                         ------------------
Holders of the Preferred Securities, stating the time, place and purpose of the meeting, shall be given by the Administrative Trustees in the manner provided by
Section 10.07 to each Holder of Preferred Securities of record, at his registered address, at least 30 days and not more than 90 days before the meeting. At any such meeting, any business properly before the meeting may be so considered whether or not stated in the notice of the meeting. Any adjourned meeting may be held as adjourned without further notice.

          Any and all notices to which any Holders of Preferred Securities hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Holder of Preferred Securities of record at his last known address as recorded on the Securities Register.

          Section 6.03.  Meetings of Preferred Securityholders.  No annual
                         -------------------------------------
meeting of Securityholders is required to be held. The Administrative Trustees, however, shall call a meeting of Securityholders to vote on any matter upon the written request of the Holders of Preferred Securities of record of 25% of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount) and the Administrative Trustees or the Property Trustee may, at any time in their discretion, call a meeting of Holders of Preferred Securities to vote on any matters as to the which Holders of Preferred Securities are entitled to vote.

          Securityholders of record of 50% of the Outstanding Preferred Securities (based upon their aggregate Liquidation Amount), present in person or by proxy, shall constitute a quorum at any meeting of Holders of Preferred Securities.

          If a quorum is present at a meeting, an affirmative vote by the Securityholders of record present, in person or by proxy, holding more than a majority of the Preferred Securities (based upon their Liquidation Amount) held by the Securityholders of record present, either in person or by proxy, at such meeting shall constitute the action of the Holders of Preferred Securities, unless this Trust Agreement requires a greater number of affirmative votes.

          Section 6.04.  Voting Rights.  Securityholders shall be entitled to
                         -------------
one vote for each $25 of Liquidation Amount represented by their Trust Securities in respect of any matter as to which such Securityholders are entitled to vote.

          Section 6.05.  Proxies, Etc.  At any meeting of Securityholders, any
                         -------------
Securityholder entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Administrative Trustees, or with such other officer or agent of the Trust as the Administrative Trustees may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of the Property Trustee, proxies may be solicited in the name of the Property Trustee or one or more officers of the Property Trustee. Only Securityholders of record shall be entitled to vote. When Trust Securities are held jointly by several Persons, any one of them may vote at any meeting in Person or by proxy in respect of such Trust Securities, but if more than one of them shall be present at such meeting in Person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Trust Securities. A proxy purporting to be executed by or on behalf of a Securityholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger.

          Section 6.06.  Securityholder Action by Written Consent.  Any action
                         ----------------------------------------
which may be taken by Securityholders at a meeting may be taken without a meeting if Securityholders holding more than a majority of all Outstanding Trust Securities (based upon their Liquidation Amount) entitled to vote in respect of such action (or such larger proportion thereof as shall be required by any express provision of this Trust Agreement) shall consent to the action in writing.

          Section 6.07.  Record Date for Voting and Other Purposes.  The
                         -----------------------------------------
Administrative Trustees may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Administrative Trustees prior to the first solicitation of a Holder made by any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 5.07 hereof) prior to such first solicitation or vote, as the case may be; provided, however, that in no event shall any such
                          --------  -------
record date be prior to the date on which the notice of such vote or other action is given. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

          Section 6.08.  Acts of Securityholders.  Any request, demand,
                         -----------------------
authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement to be given, made or taken by Securityholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Securityholders in person or by an agent duly appointed in writing; and, except as otherwise expressly provided herein, such action shall become effective when such instrument or instruments are delivered to an Administrative Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Securityholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Trust Agreement and (subject to Section 8.01) conclusive in favor of the Trustees, if made in the manner provided in this Section 6.08.

          The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which any Trustee receiving the same deems sufficient.

          In determining whether the Holders of the requisite Liquidation Amount of outstanding Trust Securities has acted in connection with any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Trust Agreement, then for purposes of such determination, if the Trust Securities are registered in the form of one or more Global Securities, the Holders entitled to act thereon shall mean the Owners of such Trust Securities.

          Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Securityholder of any Trust Security shall bind every future Securityholder of the same Trust Security and the Securityholder of every Trust Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustees or the Trust in reliance thereon, whether or not notation of such action is made upon such Trust Security.

          Without limiting the foregoing, a Securityholder entitled hereunder to take any action hereunder with regard to any particular Trust Security may do so with regard to all or any part of the Liquidation Amount of such Trust Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any part of such Liquidation Amount.

          If any dispute shall arise between the Securityholders and the Administrative Trustees or among such Securityholders or Trustees with respect to the authenticity, validity or binding nature of any request, demand, authorization, direction, notice, consent, waiver or other Act of such Securityholder or Trustee under this Article VI, then the determination of such matter by the Property Trustee shall be conclusive with respect to such matter.

          This Section 6.08 shall not be deemed to supercede, or to impose obligations in addition to, Section 6.05.

          Section 6.09.  Inspection of Records.  Subject to Section 5.07
                         ---------------------
concerning access to the list of Securityholders, upon reasonable notice to the Administrative Trustees and the Property Trustee, the other records of the Trust shall be open to inspection by Securityholders during normal business hours for any purpose reasonably related to such Securityholder's interest as a Securityholder.

                                  ARTICLE VII

        Representations and Warranties of the Bank, the Property Trustee, the Administrative Trustees and the Delaware Trustee



          The Bank, the Property Trustee, the Administrative Trustees and the Delaware Trustee, each severally on behalf of and as to itself or himself, as the case may be, hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

          (a) the Bank is a national banking association duly organized and validly existing and is in good standing under the laws of the United States;

          (b) the Bank has full corporate power, authority and legal right to execute, deliver and perform its obligations under this Trust Agreement and has taken all necessary action to authorize the execution, delivery and performance by it of this Trust Agreement;

          (c) this Trust Agreement has been duly authorized, executed and delivered by the Bank and constitutes the valid and legally binding agreement of the Bank, enforceable against the Bank in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (d) this Trust Agreement has been duly executed and delivered by each of the Delaware Trustee and the Administrative Trustees and constitutes the valid and legally binding agreement of the Delaware Trustee and the Administrative Trustees, enforceable against the Delaware Trustee and the Administrative Trustees in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles;

          (e) the execution, delivery and performance by the Bank of this Trust Agreement have been duly authorized by all necessary corporate action on the part of the Bank and the Property Trustee and do not require any approval of stockholders of the Bank and such execution, delivery and performance will not (i) violate the Bank's charter or by-laws, (ii) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of, any indenture, mortgage, credit agreement, license or other agreement or instrument to which the Property Trustee or the Bank is a party or by which it is bound, or (iii) violate any law, governmental rule or regulation of the United States, governing the banking or trust powers of the Bank and the Property Trustee (as appropriate in context) or any order, judgment or decree applicable to the Bank or the Property Trustee;

          (f) the execution, delivery and performance by the Delaware Trustee and the Administrative Trustees of this Trust Agreement will not (i) violate any provision of, or constitute, with or without notice or lapse of time, a default under, or result in the creation or imposition of, any Lien on any properties included in the Trust Property pursuant to the provisions of any indenture, mortgage or credit agreement, license or other agreement or instrument to which the Delaware Trustee or any of the Administrative Trustees is a party or by which the Delaware Trustee or any of the Administrative Trustees is bound or (ii) violate any law, governmental rule or regulation of the United States or the State of Delaware, as the case may be, governing the Delaware Trustee or any of the Administrative Trustees, or any order, judgment or decree applicable to the Delaware Trustee or the Administrative Trustees;

          (g) neither the authorization, execution or delivery by the Bank, the Delaware Trustee or the Administrative Trustees of this Trust Agreement nor the consummation of any of the transactions by the Bank, the Property Trustee, the Delaware Trustee or the Administrative Trustees (as appropriate in each context) contemplated herein or therein pursuant to this Trust Agreement require the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to any governmental authority or agency under any existing federal law governing the banking or trust powers of the Bank, the Delaware Trustee or any of the Administrative Trustees or under the laws of the State of Delaware; and

          (h) there are no proceedings pending or, to the best of each of the Bank's, the Property Trustee's, the Administrative Trustees' and the Delaware Trustee's knowledge, threatened against or affecting the Bank, the Property Trustee, the Administrative Trustees or the Delaware Trustee in any court or before any governmental authority, agency or arbitration board or tribunal which, individually or in the aggregate, would materially and adversely affect the Trust or would question the right, power and authority of the Bank, the Property Trustee, any of the Administrative Trustees or the Delaware Trustee to enter into or perform its obligations as one of the Trustees under this Trust Agreement.


          The Administrative Trustees each severally hereby represents and warrants for the benefit of the Depositor and the Securityholders that:

          (a) the Trust Securities Certificates issued on the Closing Date on behalf of the Trust have been, and any Trust Securities Certificates to be issued at the time of exercise, if any, of the over-allotment option under the Underwriting Agreement will be duly authorized, and will have been, as of each such date, duly and validly executed, issued and delivered by the Administrative Trustees pursuant to the terms and provisions of, and in accordance with the requirements of, this Trust Agreement and the Securityholders will be, as of each such date, entitled to the benefits of this Trust Agreement; and

          (b) there are no taxes, fees or other governmental charges payable by the Trust (or the Trustees on behalf of the Trust) under the laws of the State of Delaware or any political subdivision thereof in connection with the execution, delivery and performance by the Administrative Trustees, as the case may be, of this Trust Agreement.



                                  ARTICLE VIII

                                  The Trustees

          Section 8.01.  Certain Duties and Responsibilities.
                         -----------------------------------

          (a) The duties and responsibilities of the Trustees shall be as provided by this Trust Agreement and, in the case of the Property Trustee, by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Trust Agreement shall require the Trustees to expend or risk their own funds or otherwise incur any financial liability in the performance of any of their duties hereunder, or in the exercise of any of their rights or powers, if they shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to them. Whether or not therein expressly so provided, every provision of this Trust Agreement relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section.

          (b) All payments made by the Property Trustee or a Paying Agent in respect of the Trust Securities shall be made only from the income and proceeds from the Trust Property. Each Securityholder, by its acceptance of a Trust Security, agrees that it will look solely to the income and proceeds from the Trust Property to the extent legally available for distribution to it as herein provided and that the Trustees are not personally liable to it for any amount distributable in respect of any Trust Security or for any other liability in respect of any Trust Security. This Section 8.01(b) does not limit the liability of the Trustees expressly set forth elsewhere in this Trust Agreement, including without limitation as set forth under Article VII, or, in the case of the Property Trustee, in the Trust Indenture Act, or limit the rights of Owners pursuant to Section 508 of the Indenture.

          Section 8.02.  Notice of Defaults.  Within five Business Days after
                         ------------------
the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit, in the manner provided in Section 10.08, notice of such Event of Default to the Securityholders, the Administrative Trustees and the Depositor, unless such default shall have been cured or waived. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

          Section 8.03.  Certain Rights of Property Trustee.  Subject to the
                         ----------------------------------
provisions of Section 8.01 and except as provided by law:

            (i) the Property Trustee may conclusively rely upon and shall be protected in acting or refraining from acting in good faith upon any resolution, Opinion of Counsel, certificate, written representation of a Holder or transferee, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

            (ii) if (A) in performing its duties under this Trust Agreement the Property Trustee is required to decide between alternative courses of action or (B) in construing any of the provisions in this Trust Agreement the Property Trustee finds the same ambiguous or inconsistent with any other provisions contained herein or (C) the Property Trustee is unsure of the application of any provision of this Trust Agreement, then, except as to any matter as to which the Preferred Securityholders are entitled to vote under the terms of this Trust Agreement, the Property Trustee shall deliver a notice to the Depositor requesting written instructions of the Depositor as to the course of action to be taken. The Property Trustee shall take such action, or refrain from taking such action, as the Property Trustee shall be instructed in writing to take, or to refrain from taking, by the Depositor and shall have no liability whatsoever for such action or inaction; provided, however, that if the Property Trustee does not receive
               --------  -------
     such instructions of the Depositor within ten Business Days after it has delivered such notice, or such reasonably shorter period of time set forth in such notice (which to the extent practicable shall not be less than two Business Days), it may, but shall be under no duty to, take or refrain from taking such action not inconsistent with this Trust Agreement as it shall deem advisable and in the best interests of the Securityholders, in which event the Property Trustee shall have no liability except for its own bad faith, negligence or willful misconduct;

            (iii) the Property Trustee may consult with counsel of its selection and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (iv) the Property Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement at the request or direction of any of the Securityholders pursuant to this Trust Agreement, unless such Securityholders shall have offered to the Property Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (v) the Property Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document; and

            (vi) the Property Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its agents or attorneys, provided that the Property Trustee shall be responsible for its own negligence or recklessness with respect to selection of any agent or attorney appointed by it hereunder.

          Section 8.04.  Not Responsible for Recitals or Issuance of Securities.
                         ------------------------------------------------------
Except as provided in Article VII, the recitals contained herein and in the Trust Securities Certificates shall be taken as the statements of the Trust, and the Trustees do not assume any responsibility for their correctness. The Trustees (other than the Administrative Trustees) shall not be accountable for the use or application by the Trust of the proceeds of the Trust Securities in accordance with Section 2.05.

          Section 8.05.  May Hold Securities.  Except as provided in the
                         -------------------
definition of the term "Outstanding" in Article I, any Trustee or any other agent of any Trustee or the Trust, in its individual or any other capacity, may become the owner or pledgee of Trust Securities and may otherwise deal with the Trust with the same rights it would have if it were not a Trustee or such other agent.

          Section 8.06.  Compensation; Fees; Indemnity.  The Depositor agrees:
                         -----------------------------

          (1) to pay to the Trustees from time to time such compensation as the Depositor and the Trustees shall from time to time agree in writing for all services rendered by the Trustees hereunder (which compensation shall not be limited by any provision of law with regard to the compensation of a trustee of an express trust);

          (2) except as otherwise expressly provided herein, to reimburse the Trustees upon request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in accordance with any provision of this Trust Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its bad faith, negligence or willful misconduct; and

          (3) (a) to the fullest extent permitted by applicable law, indemnify and hold harmless (i) each Trustee, its Affiliates, officers, directors, shareholders, employees, representatives and agents and (ii) any employee or agent of the Trust or its Affiliates (referred to herein as an "Indemnified Person") from and against any loss, damage, liability, tax, penalty, expense or claim of any kind or nature whatsover incurred by such Indemnified Person by reason of the creation, operation or termination of the Trust or any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by this Trust Agreement, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of negligence or willful misconduct with respect to such acts or omissions.

              (b) to the fullest extent permitted by applicable law, to advance, from time to time, prior to the final disposition of any claim, demand, action, suit or proceeding for which indemnification is authorized pursuant to subsection (a) above, any expenses (including reasonable legal fees) incurred by an Indemnified Person in defending such claim, demand, action, suit or proceeding upon receipt by the Depositor of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified as authorized in subsection (a) above. This indemnification shall survive the termination of this Trust Agreement.

          Section 8.07.  Corporate Property Trustee Required; Eligibility of
                         ---------------------------------------------------
Trustees.
--------

          (a) There shall at all times be a Property Trustee hereunder with respect to the Trust Securities which is eligible to act as a trustee under the Trust Indenture Act Section 310(a)(1) and which has (a) a combined capital and surplus of at least $50,000,000 and (b) an unsecured or deposit rating of at least investment grade by each of Standard & Poor's Ratings Group and Moody's Investors Service, Inc. If any such Person publishes reports of condition at least annually, pursuant to law or to the requirements of its supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Property Trustee with respect to the Trust Securities shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

          (b) There shall at all times be one or more Administrative Trustees hereunder with respect to the Trust Securities. Each Administrative Trustee shall be either a natural person who is at least 21 years of age or a legal entity that shall act through one or more persons authorized to bind such entity.

          (c) There shall at all times be a Delaware Trustee with respect to the Trust Securities. The Delaware Trustee shall either be (i) a natural person who is at least 21 years of age and a resident of the State of Delaware or (ii) a legal entity with its principal place of business in the State of Delaware and that otherwise meets the requirements of applicable Delaware law, including the Delaware Business Trust Act.

          Section 8.08.  Conflicting Interests.  The Property Trustee shall
                         ---------------------
comply with the provisions of Section 310(b) of the Trust Indenture Act. The Property Trustee shall not be deemed to have a conflicting interest by virtue of the Guarantee or the Subordinated Indenture.

          Section 8.09.  Co-Trustees and Separate Trustee.  Unless an Event of
                         --------------------------------
Default shall have occurred and be continuing, at any time or times, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the Trust Property may at the time be located, the Holder of the Common Securities and the Administrative Trustees, by agreed action of the majority of such Trustees, shall have power to appoint, and upon the written request of the Administrative Trustees, the Depositor shall for such purpose join with the Administrative Trustees in the execution, delivery, and performance of all instruments and agreements necessary or proper to appoint, one or more Persons approved by the Property Trustee either to act as co-trustee, jointly with the Property Trustee, of all or any part of such Trust Property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such Person or Persons in the capacity aforesaid, any property, title, right or power deemed necessary or desirable, subject to the other provisions of this Section. If the Depositor does not join in such appointment within 15 days after the receipt by it of a request so to do, or in case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment. Any co-trustee or separate trustee appointed pursuant to this Section shall satisfy the requirements of Section 8.07.

          Should any written instrument from the Depositor be required by any co-trustee or separate trustee so appointed for more fully confirming to such co-trustee or separate trustee such property, title, right, or power, any and all such instruments shall, on request, be executed, acknowledged, and delivered by the Depositor.

          Every co-trustee or separate trustee shall, to the extent permitted by law, but to such extent only, be appointed subject to the following terms, namely:

          (1) The Trust Securities shall be executed and delivered and all rights, powers, duties, and obligations hereunder in respect of the custody of securities, cash and other personal property held by, or required to be deposited or pledged with, the Trustees specified hereunder, shall be exercised, solely by such Trustees.

          (2) The rights, powers, duties, and obligations hereby conferred or imposed upon the Property Trustee in respect of any property covered by such appointment shall be conferred or imposed upon and exercised or performed by the Property Trustee or by the Property Trustee and such co-trustee or separate trustee jointly, as shall be provided in the instrument appointing such co-trustee or separate trustee, except to the extent that under any law of any jurisdiction in which any particular act is to be performed, the Property Trustee shall be incompetent or unqualified to perform such act, in which event such rights, powers, duties, and obligations shall be exercised and performed by such co-trustee or separate trustee.

          (3) The Property Trustee at any time, by an instrument in writing executed by it, with the written concurrence of the Depositor, may accept the resignation of or remove any co-trustee or separate trustee appointed under this Section, and, in case an Event of Default under the Subordinated Indenture has occurred and is continuing, the Property Trustee shall have power to accept the resignation of, or remove, any such co-trustee or separate trustee without the concurrence of the Depositor. Upon the written request of the Property Trustee, the Depositor shall join with the Property Trustee in the execution, delivery, and performance of all instruments and agreements necessary or proper to effectuate such resignation or removal. A successor to any co-trustee or separate trustee so resigned or removed may be appointed in the manner provided in this Section.

          (4) No co-trustee or separate trustee hereunder shall be personally liable by reason of any act or omission of the Property Trustee, or any other trustee hereunder.

          (5) The Property Trustee shall not be liable by reason of any act of a co-trustee or separate trustee.

          (6) Any Act of Holders delivered to the Property Trustee shall be deemed to have been delivered to each such co-trustee and separate trustee. Upon receipt of such Act of Holders, the Property Trustee shall promptly deliver a copy thereof to each such co-trustee and separate trustee.

          Section 8.10.  Resignation and Removal; Appointment of Successor.  No
                         -------------------------------------------------
resignation or removal of any Trustee (the "Relevant Trustee") and no appointment of a successor Relevant Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Relevant Trustee in accordance with the applicable requirements of Section 8.11.

          The Relevant Trustee may resign at any time with respect to the Trust Securities by giving written notice thereof to the Securityholders. If the instrument of acceptance by a successor Relevant Trustee required by Section
8.11 shall not have been delivered to the Relevant Trustee within 30 days after the giving of such notice of resignation, the resigning Relevant Trustee may petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

          Unless an Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at any time by Act of the Holder of the Common Securities. If an Event of Default shall have occurred and be continuing, the Relevant Trustee may be removed at such time by Act of the Holders of a majority in aggregate Liquidation Amount of the Outstanding Preferred Securities, delivered to the Relevant Trustee (in its individual capacity and on behalf of the Trust).

          If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as Relevant Trustee at a time when no Event of Default shall have occurred and be continuing, the Holder of the Common Securities, by Act of the Holder of the Common Securities delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and the retiring Relevant Trustee shall comply with the applicable requirements of Section 8.11. If the Relevant Trustee shall resign, be removed or become incapable of continuing to act as the Relevant Trustee at a time when an Event of Default shall have occurred and be continuing, the Holders of the Preferred Securities, by Act of the

Securityholders of a majority in Liquidation Amount of the Preferred Securities then Outstanding delivered to the retiring Relevant Trustee, shall promptly appoint a successor Relevant Trustee or Trustees with respect to the Trust Securities and the Trust, and the Relevant Trustee shall comply with the applicable requirements of Section 8.11. If no successor Relevant Trustee with respect to the Trust Securities shall have been so appointed by the Holders of the Common Securities or the Preferred Securities and accepted appointment in the manner required by Section 8.11, any Securityholder who has been a Securityholder of Trust Securities for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Relevant Trustee with respect to the Trust Securities.

          The retiring Relevant Trustee shall give notice of each resignation and each removal of the Relevant Trustee with respect to the Trust Securities and the Trust and each appointment of a successor Relevant Trustee with respect to the Trust Securities and the Trust to all Securityholders in the manner provided in Section 10.07 and to the Depositor. Each notice shall include the name of the successor Relevant Trustee with respect to the Trust Securities and the Trust and the address of its Corporate Trust Office.

          In the event any Administrative Trustee or a Delaware Trustee who is a natural person dies or becomes incompetent or incapacitated, the vacancy created by such death, incompetence or incapacity may be filled by (i) the unanimous act of remaining Administrative Trustees if there are at least two of them or (ii) otherwise by the Depositor (with the successor satisfying the eligibility requirement for an Administrative Trustee or a Delaware Trustee, as the case may be, set forth in Section 8.07 hereof). Additionally, notwithstanding the foregoing or any other provision of this Trust Agreement, in the event the Depositor believes that any Administrative Trustee or the Delaware Trustee, as the case may be, has become incompetent or incapacitated, the Depositor, by notice to the remaining Trustees, may terminate the status of such Person as an Administrative Trustee or the Delaware Trustee, as the case may be, (in which case the vacancy so created will be filled in accordance with the preceding sentence).

          Section 8.11.  Acceptance of Appointment by Successor.  In the case of
                         --------------------------------------
the appointment hereunder of a successor Relevant Trustee with respect to Trust Securities and the Trust, the retiring Relevant Trustee and each successor Relevant Trustee so appointed shall execute and deliver an amendment hereto, together with such other instrument or instruments as may be necessary, wherein each successor Relevant Trustee shall accept such appointment and which amendment (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Relevant Trustee all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust and (2) shall add to or change any of the provisions of this Trust Agreement as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Relevant Trustee, it being understood that nothing herein or in such amendment shall constitute such Relevant Trustees co-trustees of the same trust and that each such Relevant Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Relevant Trustee; and upon the request of the Depositor, the Trust or any successor Relevant Trustee, such retiring Relevant Trustee shall, upon payment of its charges, duly assign, transfer and deliver to such successor Relevant Trustee all Trust Property (including legal title thereto, in the case of a retiring Property Trustee), all proceeds thereof and money held by such retiring Relevant Trustee hereunder with respect to the Trust Securities and the Trust; and upon execution and delivery of such amendment and instrument, the resignation or removal of the retiring Relevant Trustee shall become effective to the extent provided therein and each such successor Relevant Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Relevant Trustee with respect to the Trust Securities and the Trust.

          Upon request of any such successor Relevant Trustee, the Administrative Trustees on behalf of the Trust shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Relevant Trustee all such rights, powers and trusts referred to in the preceding paragraph.

          No successor Relevant Trustee shall accept its appointment unless at the time of such acceptance such successor Relevant Trustee shall be qualified and eligible under this Article VIII.

          Section 8.12.  Merger, Conversion, Consolidation or Succession to
                         --------------------------------------------------
Business.  Any Person into which the Property Trustee or, if not a natural
--------
person, the Delaware Trustee or any Administrative Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which such Relevant Trustee shall be a party, or any Person succeeding to all or substantially all the corporate trust business of such Relevant Trustee, shall be the successor of such Relevant Trustee hereunder, provided such Person shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

          Section 8.13.  Preferential Collection of Claims Against Depositor or
                         ------------------------------------------------------
Trust.  If and when the Property Trustee shall be or become a creditor of the
-----
Depositor or the Trust (or any other obligor upon the Debentures or the Trust Securities), the Property Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Depositor or the Trust (or any such other obligor).

          Section 8.14.  Reports by Property Trustee.
                         ---------------------------

          (a) Within 60 days after December 31 of each year commencing with December 31, 1995, the Property Trustee shall transmit by mail to all Securityholders, as their names and addresses appear in the Securities Register,
(i) as provided in Trust Indenture Act Section 313(c), and to the Depositor, a brief report dated as of such December 31 in accordance with and to the extent required by Trust Indenture Act Section 313(a) and (ii) a statement that the Property Trustee has complied with all of its obligations under this Trust Agreement during the twelve-month period (or, in the case of the initial report, the period since the Closing Date) ending with such December 31 or, if the Property Trustee has not complied in any material respect with such obligations, a description of such non-compliance.

          (b) In addition, the Property Trustee shall transmit to Securityholders such reports concerning the Property Trustee and its actions under this Trust Agreement as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

          (c) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Property Trustee with each stock exchange upon which the Trust Securities are listed, with the Commission and with the Depositor.

          Section 8.15.  Reports to the Property Trustee.  The Depositor and the
                         -------------------------------
Administrative Trustees on behalf of the Trust shall provide to the Property Trustee such documents, reports and information as required by Section 314 of the Trust Indenture Act (if any) and the compliance certificate required by
Section 314 of the Trust Indenture Act in the form, in the manner and at the times required by Section 314 of the Trust Indenture Act.

          Section 8.16.  Evidence of Compliance with Conditions Precedent.  Each
                         ------------------------------------------------
of the Depositor and the Administrative Trustees on behalf of the Trust shall provide to the Property Trustee evidence of compliance with any conditions precedent, if any, provided for in this Trust Agreement that relate to any of the matters set forth in Section 314(c) of the Trust Indenture Act. Any certificate or opinion required to be given by an officer pursuant to Section 314(c) of the Trust Indenture Act shall comply with Section 314(e) of the Trust Indenture Act.

          Section 8.17.  Number of Trustees.
                         ------------------

          (a) The number of Trustees shall be five and shall consist of one Delaware Trustee, one Property Trustee and three Administrative Trustees (provided that the Depositor, by written instrument may increase or decrease the number of Administrative Trustees).

          (b) If a Trustee ceases to hold office for any reason and the number of Administrative Trustees is not reduced pursuant to Section 8.17(a), or if the number of Trustees is increased pursuant to Section 8.17(a), a vacancy shall occur. The vacancy shall be filled with a Trustee appointed in accordance with
Section 8.10.

          (c) The death, resignation, retirement, removal, bankruptcy, incompetence or incapacity to perform the duties of a Trustee shall not operate to annul the Trust. Whenever a vacancy in the number of Administrative Trustees shall occur, until such vacancy is filled by the appointment of an Administrative Trustee in accordance with Section 8.10, the Administrative Trustees in office, regardless of their number (and notwithstanding any other provision of this Agreement), shall have all the powers granted to the Administrative Trustees and shall discharge all the duties imposed upon the Administrative Trustees by this Trust Agreement.

          Section 8.18.  Delegation of Power.
                         -------------------

          (a) Any Administrative Trustee may, by power of attorney consistent with applicable law, delegate to any other natural person over the age of 21 his or her power for the purpose of executing any documents contemplated in Section 2.07(a), including any registration statement or amendment thereto filed with the Commission, or making any other governmental filing; and

          (b) the Administrative Trustees shall have power to delegate from time to time to such of their number the doing of such things and the execution of such instruments either in the name of the Trust or the names of the Administrative Trustees or otherwise as the Administrative Trustees may deem expedient, to the extent such delegation is not prohibited by applicable law or contrary to the provisions of the Trust, as set forth herein.

          Section 8.19  Outside Business.
                        -----------------

          Any Trustee may engage in or possess an interest in other business ventures of any nature or description, independently or with others, similar or dissimilar to the business of the Trust, and the Trust and the Holders of Securities shall have no rights by virtue of this Trust Agreement in and to such independent ventures or the income or profits derived therefrom and the pursuit of any such venture, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. No Trustee shall be obligated to present any particular investment or other opportunity to the Trust even if such opportunity is of a character that, if presented to the Trust, could be taken by the Trust, and any Trustee shall have the right to take for its own account (individually as a partner or fiduciary) or to recommend to others any such particular investment or other opportunity. Any Trustee may engage or be interested in any financial or other transaction with the Depositor or any Affiliate of the Depositor, or may act on any committee or body of holders of, securities or other obligations of the Depositor or its Affiliates.

                                   ARTICLE IX

                          Termination and Liquidation

          Section 9.01.  Termination Upon Expiration Date.  The Trust shall
                         --------------------------------
automatically terminate on December 31, 2050 (the "Expiration Date") following the distribution of the Trust Property in accordance with Section 9.04.

          Section 9.02.  Early Termination.  Upon the first to occur of any of
                         -----------------
the following events (such first occurrence, an "Early Termination Event"):

            (i) the occurrence of a Bankruptcy Event in respect of, or the dissolution or liquidation of, the Depositor;

            (ii) the occurrence of a Tax Event and a related required redemption of the Preferred Securities for cash or the distribution of Debentures to Securityholders in accordance with Section 4.02(b);

            (iii)  the redemption of all of the Preferred Securities; and

            (iv) an order for dissolution of the Trust shall have been entered by a court of competent jurisdiction;


then the Trustees shall take such action as is required by Section 4.02 or
Section 9.04, as applicable.

          Section 9.03.  Termination.  The respective obligations and
                         -----------
responsibilities of the Trustees and the Trust created and continued hereby shall terminate upon the latest to occur of the following: (i) the distribution by the Property Trustee to Securityholders upon the liquidation of the Trust pursuant to Section 9.04, or upon the redemption of all of the Trust Securities pursuant to Section 4.02, of all amounts required to be distributed hereunder upon the final payment of the Trust Securities; (ii) the payment of any expenses owed by the Trust; and (iii) the discharge of all administrative duties of the Administrative Trustees, including the performance of any tax reporting obligations with respect to the Trust or the Securityholders.

          Section 9.04.  Liquidation.
                         -----------

          (a) If an Early Termination Event specified in clause (i), (ii) (other than a redemption of the Preferred Securities for cash) or (iv) of Section 9.02 occurs, the Trust shall be liquidated by the Trustees as expeditiously as the Trustees determine to be appropriate by distributing to each Securityholder, after satisfaction of liabilities to creditors, a Like Amount of Debentures, subject to Section 9.04(d). Notice of liquidation shall be given by the Administrative Trustees by first-class mail, postage prepaid, mailed not later than 30 nor more than 60 days prior to the Liquidation Date to each Holder of Trust Securities at such Holder's address appearing in the Securities Register. All notices of liquidation shall:

            (i)  state the Liquidation Date;

            (ii) state that from and after the Liquidation Date, the Trust Securities will no longer be deemed to be outstanding and any Trust Securities Certificates not surrendered for exchange will be deemed to represent a Like Amount of Debentures; and

            (iii) provide such information with respect to the mechanics by which Holders may exchange Trust Securities Certificates for Debentures, or if Section 9.04(d) applies receive a Liquidation Distribution, as the Administrative Trustees or the Property Trustee shall deem appropriate.

          (b) Except where Section 9.04(d) applies, in order to effect the liquidation of the Trust and distribution of the Debentures to Securityholders, the Property Trustee shall establish such procedures as it shall deem appropriate to effect the distribution of Debentures in exchange for the Outstanding Trust Securities Certificates.

          (c) Except where Section 9.04(d) applies, after the Liquidation Date,
(i) the Trust Securities will no longer be deemed to be Outstanding, (ii) certificates representing a Like Amount of Debentures will be issued to Holders of Trust Securities Certificates, upon surrender of such certificates to the Administrative Trustees or their agent for exchange, (iii) Rouse shall use its reasonable efforts to have the Debentures listed on the New York Stock Exchange or on such other exchange as the Preferred Securities are then listed and shall take any reasonable action necessary to effect the distribution of Debentures,
(iv) any Trust Securities Certificates not so surrendered for exchange will be deemed to represent a Like Amount of Debentures, accruing interest at the rate provided for in the Debentures from the last Distribution Date on which a Distribution was made on such Trust Certificates until such certificates are so surrendered (and until such certificates are so surrendered, no payments or interest or principal will be made to Holders of Trust Securities Certificates with respect to such Debentures) and (v) all rights of Securityholders holding Trust Securities will cease, except the right of such Securityholders to receive Debentures upon surrender of Trust Securities Certificates.

          (d) In the event that, notwithstanding the other provisions of this
Section 9.04, whether because of an order for dissolution entered by a court of competent jurisdiction or otherwise, distribution of the Debentures in the manner provided herein is determined by the Property Trustee not to be practical, the Trust Property shall be liquidated, and the Trust shall be dissolved, wound-up or terminated, by the Property Trustee in such manner as the Property Trustee determines. In such event, on the date of the dissolution, winding-up or other termination of the Trust, Securityholders will be entitled to receive out of the assets of the Trust available for distribution to Securityholders, after satisfaction of liabilities to creditors, an amount equal to the Liquidation Amount per Trust Security plus accrued and unpaid Distributions thereon to the date of payment whether or not earned or declared (such amount being the "Liquidation Distribution"). If, upon any such dissolution, winding-up or termination, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then, subject to the next succeeding sentence, the amounts payable by the Trust on the Trust Securities shall be paid on a pro rata basis (based upon Liquidation Amounts). The Holder of the Common
     --- ----
Securities will be entitled to receive Liquidation Distributions upon any such dissolution, winding-up or termination pro rata (determined as aforesaid) with Holders of Preferred Securities, except that, if an Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

                                   ARTICLE X

                            Miscellaneous Provisions

          Section 10.01.  Limitation of Rights of Securityholders.  The death or
                          ---------------------------------------
incapacity of any person having an interest, beneficial or otherwise, in a Trust Security shall not operate to terminate this Trust Agreement, nor entitle the legal representatives or heirs of such person or any Securityholder for such person, to claim an accounting, take any action or bring any proceeding in any court for a partition or winding up of the arrangements contemplated hereby, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          Section 10.02.  Amendment.
                          ---------

          (a) This Trust Agreement may be amended from time to time by the Administrative Trustees and the Depositor, without the consent of any Securityholders, (i) to cure any ambiguity, correct or supplement any provision herein or therein which may be inconsistent with any other provision herein or therein, or to make any other provisions with respect to matters or questions arising under this Trust Agreement, which shall not be inconsistent with the other provisions of this Trust Agreement or (ii) to modify, eliminate or add to any provisions of this Trust Agreement to such extent as shall be necessary to ensure that the Trust will not be classified for United States federal income tax purposes as an association taxable as a corporation at any time that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act of 1940, as amended; provided, however, that such amendment or
                                 --------  -------
action shall not adversely affect the rights of any Securityholder and, in the case of clause (i), any amendments of this Trust Agreement shall become effective when notice thereof is given to the Securityholders.

          (b) Except as provided in Section 10.02(c) hereof, any provision of this Trust Agreement may be amended by the Administrative Trustees and the Depositor with (i) the consent of Trust Securityholders representing not less than a majority (based upon Liquidation Amounts) of the Trust Securities then Outstanding and (ii) receipt by the Trustees of an Opinion of Counsel to the effect that such amendment or the exercise of any power granted to the Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for federal income tax purposes or cause the Trust to fail or cease to qualify for an exemption from the status of an "investment company" under the Investment Company Act of 1940, as amended.

          (c) In addition to and notwithstanding any other provision in this Trust Agreement, without the consent of each affected Securityholder (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), this Trust Agreement may not be amended to (i) change the amount, timing, place of payment or currency of any Distribution or Liquidation Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution or Liquidation Distribution required to be made in respect of the Trust Securities as of a specified date, (ii) restrict the right of a Securityholder to institute suit for the enforcement of any such payment on or after such date, (iii) modify the first sentence of Section 2.06 hereof, (iv) authorize or issue any interest in the Trust other than as contemplated by this Agreement as of the date hereof,
(v) change the Redemption Price or modify the provisions of Section 4.02 hereof or (vi) affect the limited liability of any holder of Preferred Securities; notwithstanding any other provision herein, without the unanimous consent of the Securityholders (such consent being obtained in accordance with Section 6.03 or 6.06 hereof), the proviso in the first sentence of Section 6.01(b) hereof and paragraphs (b) and (d) of this Section 10.02 may not be amended.

          (d) Notwithstanding any other provisions of this Trust Agreement, no Trustee shall enter into or consent to any amendment to this Trust Agreement which would cause the Trust to fail or cease to qualify for an exemption from status of an "investment company" under the Investment Company Act of 1940, as amended.

          (e) Notwithstanding anything in this Trust Agreement to the contrary, without the consent of the Depositor, this Trust Agreement may not be amended in a manner which imposes any additional obligation on the Depositor.

          (f) In the event that any amendment to this Trust Agreement is made, the Administrative Trustees shall promptly provide to the Depositor a copy of such amendment.

          Section 10.03.  Agreement to be Bound.  Each Person, by virtue of
                          ---------------------
having become a Securityholder or an Owner in accordance with the terms of this Trust Agreement, shall be deemed to have expressly assented and agreed to the terms of, and shall be bound by, this Trust Agreement, the Guarantee and the Subordinated Indenture.

          Section 10.04.  Separability.  In case any provision in this Trust
                          ------------
Agreement or in the Trust Securities Certificates shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

          SECTION 10.05.  GOVERNING LAW.  THIS TRUST AGREEMENT AND THE RIGHTS
                          -------------
AND OBLIGATIONS OF EACH OF THE SECURITYHOLDERS, THE TRUST AND THE TRUSTEES WITH RESPECT TO THIS TRUST AGREEMENT AND THE TRUST SECURITIES SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF DELAWARE.

          Section 10.06.  Successors.  This Trust Agreement shall be binding
                          ----------
upon and shall inure to the benefit of any successor to the Trust or the Relevant Trustee or both, including any successor by operation of law.

          Section 10.07.  Headings.  The Article and Section headings are for
                          --------
convenience only and shall not affect the construction of this Trust Agreement.

          Section 10.08.  Notice and Demand.  Any notice, demand or other
                          -----------------
communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon any Securityholder or the Depositor may be given or served in writing by deposit thereof, postage prepaid, in the United States mail, hand delivery or facsimile transmission, in each case, addressed, (i) in the case of a Holder of Preferred Securities, to such Holder of Preferred Securityholder as such Securityholder's name and address may appear on the Securities Register and (ii) in the case of the Holder of Common Securities or the Depositor, to The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044-3456, Attention: Treasurer, facsimile no.
(410) 992-6363, with a copy to the Secretary, facsimile no. (410) 992-6363.
Such notice, demand or other communication to or upon a Securityholder shall be deemed to have been sufficiently given or made, for all purposes, upon hand delivery, mailing or transmission.

          Any notice, demand or other communication which by any provision of this Trust Agreement is required or permitted to be given or served to or upon the Trust, the Property Trustee , the Delaware Trustee or the Administrative Trustees shall be given in writing addressed (until another address is published by the Trust) as follows: (i) with respect to the Property Trustee and the Delaware Trustee, The First National Bank of Chicago, One First National Plaza, Mail Suite 0126, Chicago, Illinois 60670-0126, Attention: Corporate Trust Services Division with a copy to: Michael J. Majchrzak, c/o FCC National Bank, 300 King Street, Wilmington, Delaware 19801, and (ii) with respect to the Administrative Trustees, to them at the address above for notices to the Depositor, marked "Attention: Administrative Trustees of Rouse Capital c/o Treasury Department". Such notice, demand or other communication to or upon the Trust or the Property Trustee shall be deemed to have been sufficiently given or made only upon actual receipt of the writing by the Trust or the Property Trustee.

          Section 10.09.  Agreement Not to Petition.  Each of the Trustees and
                          -------------------------
the Depositor agree for the benefit of the Securityholders that, until at least one year and one day after the Trust has been terminated in accordance with
Article IX, they shall not file, or join in the filing of, a petition against the Trust under any bankruptcy, reorganization, arrangement, insolvency, liquidation or other similar law (including, without limitation, the Federal Bankruptcy Code) (collectively, "Bankruptcy Laws") or otherwise join in the commencement of any proceeding against the Trust under any Bankruptcy Law. In the event the Depositor takes action in violation of this Section 10.08, the Property Trustee agrees, for the benefit of Securityholders, that at the expense of the Depositor it shall file an answer with the bankruptcy court or otherwise properly contest the filing of such petition by the Depositor against the Trust or the commencement of such action and raise the defense that the Depositor has agreed in writing not to take such action and should be stopped and precluded therefrom and such other defenses, if any, as counsel for the Property Trustee or the Trust may assert. The provisions of this Section 10.08 shall survive the termination of this Trust Agreement.

          Section 10.10.  Trust Indenture Act; Conflict with Trust Indenture
                          --------------------------------------------------
Act.

          (a) This Trust Agreement is subject to the provisions of the Trust Indenture Act that are required to be part of this Trust Agreement and shall, to the extent applicable, be governed by such provisions.

          (b) The Property Trustee shall be the only Trustee which is a Trustee for the purposes of the Trust Indenture Act.

          (c) If any provision hereof limits, qualifies or conflicts with another provision hereof which is required to be included in this Trust Agreement by any of the provisions of the Trust Indenture Act, such required provision shall control.

          (d) The application of the Trust Indenture Act to this Trust Agreement shall not affect the nature of the Trust Securities as equity securities representing undivided beneficial interests in the assets of the Trust.

THE RECEIPT AND ACCEPTANCE OF A TRUST SECURITY OR ANY INTEREST THEREIN BY OR ON BEHALF OF A SECURITYHOLDER OR ANY OWNER, WITHOUT ANY SIGNATURE OR FURTHER MANIFESTATION OF ASSENT, SHALL CONSTITUTE THE UNCONDITIONAL ACCEPTANCE BY THE SECURITYHOLDER AND ALL OTHERS HAVING A BENEFICIAL INTEREST IN SUCH TRUST SECURITY OF ALL THE TERMS AND PROVISIONS OF THIS TRUST AGREEMENT AND THE AGREEMENT OF THE TRUST, SUCH SECURITYHOLDER AND SUCH OTHERS THAT THOSE TERMS AND PROVISIONS SHALL BE BINDING, OPERATIVE AND EFFECTIVE AS BETWEEN THE TRUST AND SUCH SECURITYHOLDER AND SUCH OTHERS.

                              THE ROUSE COMPANY, as Depositor

                              By:__________________________________________
                              Name:
                              Title:

                              THE FIRST NATIONAL BANK OF CHICAGO,
                               as Property Trustee

                              By:__________________________________________
                              Name:
                              Title:

                              _____________________________________________
                              Michael J. Machrzak, as Delaware Trustee


                              ---------------------------------------------
                              Jeffrey H. Donahue, as Administrative Trustee


                              ---------------------------------------------
                              Patricia H. Dayton, as Administrative Trustee


                              ---------------------------------------------
                              George L. Yungmann, as Administrative Trustee

                                                                       EXHIBIT A

                              CERTIFICATE OF TRUST
                                       OF
                                 ROUSE CAPITAL

          THIS CERTIFICATE OF TRUST of Rouse Capital (the "Trust"), dated September 29, 1995, is being duly executed and filed by the undersigned, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code Section 3801 et seq.).

          1.  Name.  The name of the business trust being formed hereby is Rouse
              ----
Capital.

          2.  Delaware Trustee.  The name and business address of the trustee of
              ----------------
the Trust who is a resident of the State of Delaware is Michael J. Majchrzak, c/o FCC National Bank, 300 King Street, Wilmington, DE 19801.

          3.  Effective Date.  This Certificate of Trust shall be effective as
              --------------
of its filing.

          IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first above written.



                              ----------------------------------------
                              Michael J. Majchrzak, as Delaware Trustee

                             THE FIRST NATIONAL BANK OF CHICAGO,
                             as Property Trustee

                             By:______________________________________
                                Name:
                                Title:

                                                                       EXHIBIT B

                                                                _______ __, 1995

The Depository Trust Company,
55 Water Street, 49th Floor,
New York, New York  10041-0099
Attention:  General Counsel's Office

                 Re: Rouse Capital ____% Cumulative
                     Quarterly Income Preferred Securities,

Ladies and Gentlemen:

The purpose of this letter is to set forth certain matters relating to the issuance and deposit with The Depository Trust Company ("DTC") of the Rouse Capital ____% Cumulative Quarterly Income Preferred Securities (the "Preferred Securities"), of Rouse Capital, a Delaware business trust (the "Issuer"), formed pursuant to a Trust Agreement between The Rouse Company ("Rouse") and The First National Bank of Chicago ("First Chicago") and Michael J. Majchrzak, as Trustees. The payment of distributions on the Preferred Securities and payments due upon liquidation of the Issuer or redemption of the Preferred Securities are to be guaranteed by Rouse to the extent set forth in a Guarantee Agreement dated _______ __, 1995 by Rouse and First Chicago, as guarantee trustee, with respect to the Preferred Securities. Rouse and the Issuer propose to sell the Preferred Securities to certain underwriters (the "Underwriters") pursuant to an Underwriting Agreement dated _______ __, 1995 by and among the Underwriters, the Issuer and Rouse, and the Underwriters wish to take delivery of the Preferred Securities through DTC.

        To induce DTC to accept the Preferred Securities as eligible for deposit at DTC, and to act in accordance with DTC's Rules with respect to the Preferred Securities, the Issuer and First Chicago make the following representations to
DTC:

        1. Prior to the closing of the sale of the Preferred Securities to the Underwriters, which is expected to occur on or about _______ __, 1995, there shall be deposited with DTC one or more global certificates (individually and collectively, the "Global Certificate") registered in the name of DTC's nominee, Cede & Co., representing an aggregate of up to 4,600,000 Preferred Securities and bearing the following legend:

        Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of
        DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

        2. The Amended and Restated Trust Agreement of Rouse Capital provides for the voting by holders of the Preferred Securities under certain limited circumstances. The Issuer shall establish a record date for such purposes and shall, to the extent possible, give DTC notice of such record date not less than 15 calendar days in advance of such record date.

        3. In the event of a stock split, conversion, recapitalization, reorganization or any other similar transaction resulting in the cancellation of all or any part of the Preferred Securities outstanding, the Issuer or First Chicago shall send DTC a notice of such event at least five business days prior to the effective date of such event.

        4. In the event of distribution on, or an offering or issuance of rights with respect to, the Preferred Securities outstanding, the Issuer or First Chicago shall send DTC a notice specifying: (a) the amount of and conditions, if any, applicable to the payment of any such distribution or any such offering or issuance of rights; (b) any applicable expiration or deadline date, or any date by which any action on the part of the holders of Preferred Securities is required; and (c) the date any required notice is to be mailed by or on behalf of the Issuer to holders of Preferred Securities or published by or on behalf of the Issuer (whether by mail or publication, the "Publication Date"). Such notice shall be sent to DTC by a secure means (e.g., legible telecopy, registered or
                                        ----
certified mail, overnight delivery) in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before the Publication Date. The Issuer or First Chicago will forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission of multiple CUSIP numbers (if applicable) that includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 calendar days nor more than 60 calendar days prior to the payment of any such distribution or any such offering or issuance of rights with respect to the Preferred Securities. After establishing the amount of payment to be made on the Preferred Securities, the Issuer or First Chicago will notify DTC's

Dividend Department of such payment 5 business days prior to payment date. Notices to DTC's Dividend Department by telecopy shall be sent to (212) 709-1723. Such notices by mail or by any other means shall be sent to:

                    Manager, Announcements
                    Dividend Department
                    The Depository Trust Company
                    7 Hanover Square, 23rd Floor
                    New York, New York  10004-2695

The Issuer or First Chicago shall confirm DTC's receipt of such telecopy by telephoning the Dividend Department at (212) 709-1270.

        5. In the event of a redemption by the Issuer of the Preferred Securities, notice specifying the terms of the redemption and the Publication Date of such notice shall be sent by the Issuer or First Chicago to DTC not less than 30 calendar days prior to such event by a secure means in the manner set forth in paragraph 4. Such redemption notice shall be sent to DTC's Call Notification Department at (516) 227-4164 or (516) 227-4190, and receipt of such notice shall be confirmed by telephoning (516) 227-4070. Notice by mail or by any other means shall be sent to:

                    Call Notification Department
                    The Depository Trust Company
                    Garden City, New York  11530-4719

        6. In the event of any invitation to tender the Preferred Securities, notice specifying the terms of the tender and the Publication Date of such notice shall be sent by the Issuer or First Chicago to DTC by a secure means and in a timely manner as described in paragraph 4. Notices to DTC pursuant to this paragraph and notices of other corporate actions (including mandatory tenders, exchanges and capital changes), shall be sent, unless notification to another department is expressly provided for herein, by telecopy to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094 and receipt of such notice shall be confirmed by telephoning (212) 709-6884, or by mail or any other means to:

                    Manager, Reorganization Department
                    Reorganization Window
                    The Depository Trust Company
                    7 Hanover Square, 23rd Floor
                    New York, New York  10004-2695

        7. All notices and payment advices sent to DTC shall contain the CUSIP number or numbers of the Preferred Securities and the accompanying designation of the Preferred Securities, which, as of the date of this letter, is "Rouse Capital ____% Cumulative Quarterly Income Preferred Securities".

        8. Distribution payments or other cash payments with respect to the Preferred Securities evidenced by the Global Certificate shall be governed by DTC's current Principal and Income Payments Rider, a copy of which is attached hereto as Annex I. For purposes of this letter, the term "Agent" used in Annex I shall be deemed to refer to First Chicago.

        9. DTC may direct the Issuer and First Chicago to use any other telecopy number or address of DTC as the number or address to which notices or payments may be sent.

        10. In the event of a conversion, redemption, or any other similar transaction (e.g., tender made and accepted in response to the
             - -
Issuer's or First Chicago's invitation) necessitating a reduction in the aggregate number of Preferred Securities outstanding evidenced by the Global Certificate, DTC, in its discretion: (a) may request the Issuer or First Chicago to issue and countersign a new Global Certificate; or (b) may make an appropriate notation on the Global Certificate indicating the date and amount of such reduction.

        11. DTC may discontinue its services as a securities depositary with respect to the Preferred Securities at any time by giving reasonable prior written notice to the Issuer and First Chicago (at which time DTC will confirm with the Issuer or First Chicago the aggregate number of Preferred Securities deposited with it) and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Issuer may determine to make alternative arrangements for book-entry settlement for the Preferred Securities, make available one or more separate global certificates evidencing Preferred Securities to any Participant having Preferred Securities credited to its DTC account, or issue definitive Preferred Securities to the beneficial holders thereof, and in any such case, DTC agrees to cooperate fully with the Issuer and First Chicago and to return the Global Certificate, duly endorsed for transfer as directed by the Issuer or First Chicago, together with any other documents of transfer reasonably requested by the Issuer or First Chicago.

        12. In the event that the Issuer determines that beneficial owners of Preferred Securities shall be able to obtain definitive Preferred Securities, the Issuer or First Chicago shall notify DTC of the availability of certificates. In such event, the Issuer or First Chicago shall issue, transfer and exchange certificates in appropriate amounts, as required by DTC and others, and DTC agrees to cooperate fully with the Issuer and First Chicago and to return the Global Certificate, duly endorsed for transfer as directed by the

Issuer or First Chicago, together with any other documents of transfer reasonably requested by the Issuer or First Chicago.

        13. This letter may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. This letter shall be governed by and construed in accordance with the laws of the State of New York.

Nothing herein shall be deemed to require First Chicago to advance funds on behalf of the Issuer.

                             Very truly yours,

                             ROUSE CAPITAL
                             (As Issuer)

                             By:  The Rouse Company

                             By:_______________________________________
                                Name:
                                Title:

                             THE FIRST NATIONAL BANK OF CHICAGO,
                             Trustee

                              By: ______________________________________
                                  Name:
                                  Title:

RECEIVED AND ACCEPTED:

THE DEPOSITORY TRUST COMPANY

By:____________________________
   Authorized Officer

                                                                       EXHIBIT C

                      THIS CERTIFICATE IS NOT TRANSFERABLE

Certificate Number                                 Number of Common Securities
      C-

                    Certificate Evidencing Common Securities

                                       of

                                 ROUSE CAPITAL

                               Common Securities
               (liquidation amount U.S. $25 per Common Security)

        Rouse Capital, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that The Rouse Company (the "Holder") is the registered owner of__________________________________________
common securities of the Trust representing beneficial interests in the assets of the Trust and designated the Common Securities (liquidation amount U.S. $25 per Common Security) (the "Common Securities"). In accordance with, and except as provided by, Section 5.10 of the Trust Agreement (as defined below) the Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Common Securities are set forth in, and this certificate and the Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of ______ __, 1995, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of the Common Securities as set forth therein. The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

Upon receipt of this certificate, the Holder hereof is bound by the Trust Agreement and is entitled to the benefits thereunder.

IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ___ day of _______, 1995.

                                      ROUSE CAPITAL

                                      By:___________________________
                                          Administrative Trustee


Registered and Countersigned by
The First National Bank of Chicago

By:_______________________________

                                                                       EXHIBIT D

                    AGREEMENT AS TO EXPENSES AND LIABILITIES

        AGREEMENT dated as of _______ __, 1995, between The Rouse Company, a Maryland corporation ("Rouse"), and Rouse Capital, a Delaware business trust (the "Trust") .

        WHEREAS, the Trust intends to issue and sell its Common Securities (the "Common Securities") to and receive Debentures from Rouse and to issue and sell Rouse Capital ____% Cumulative Quarterly Income Preferred Securities (the "Preferred Securities") with such powers, preferences and special rights and restrictions as are set forth in the Amended and Restated Trust Agreement of the Trust dated as of _______ __, 1995 as the same may be amended from time to time (the "Trust Agreement");

        WHEREAS, Rouse is the issuer of the Debentures;

        NOW, THEREFORE, in consideration of the purchase by each holder of the Preferred Securities, which purchase Rouse hereby agrees shall benefit Rouse and which purchase Rouse acknowledges will be made in reliance upon the execution and delivery of this Agreement, Rouse and the Trust hereby agree as follows:

                                   ARTICLE I

 Section 1.01. Guarantee by Rouse. Subject to the terms and conditions hereof,
               ------------------
Rouse hereby irrevocably and unconditionally guarantees to each person or entity to whom the Trust is now or hereafter becomes indebted or liable (the

"Creditors") the full payment, when and as due, of any and all Obligations (as hereinafter defined) to such Creditors. As used herein, "Obligations" means any indebtedness, expenses or liabilities of the Trust, other than obligations of
                                                    ----- ----
the Trust to pay to holders of any Preferred Securities or Common Securities (as defined in the Trust Agreement) in the Trust the amounts due such holders pursuant to the terms of the Preferred Securities or Common Securities, as the case may be. This Agreement is intended to be for the benefit of, and to be enforceable by, all such Creditors, whether or not such Creditors have received notice hereof.

Section 1.02.  Term of Agreement.  This Agreement shall terminate and be of no
               -----------------
further force and effect upon the date on which there are no Creditors remaining; provided, however, that this Agreement shall continue to be effective
           --------  -------
or shall be reinstated, as the case may be, if at any time any Creditor must restore payment of any sums paid under any Obligation for any reason whatsoever. This Agreement is continuing, irrevocable, unconditional and absolute.

Section 1.03.  Waiver of Notice.  Rouse hereby waives notice of acceptance of
               ----------------
this Agreement and of any Obligation to which it applies or may apply, and Rouse hereby waives presentment, demand for payment, protest, notice of nonpayment, notice of dishonor, notice of redemption and all other notices and demands.

Section 1.04.  No Impairment.  The obligations, covenants, agreements and duties
               -------------
of Rouse under this Agreement shall in no way be affected or impaired by reason of the happening from time to time of any of the following:

(a) the extension of time for the payment by the Trust of all or any portion of the Obligations or for the performance of any other obligation under, arising out of, or in connection with, the Obligations;

(b) any failure, omission, delay or lack of diligence on the part of the Creditors to enforce, assert or exercise any right, privilege, power or remedy conferred on the Creditors with respect to the Obligations or any action on the part of the Trust granting indulgence or extension of any kind; or

(c) the voluntary or involuntary liquidation, dissolution, sale of any collateral, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of debt, or other similar proceedings affecting, the Trust or any of the assets of the Trust.

There shall be no obligation of the Creditors to give notice to, or obtain the consent of, Rouse with respect to the happening of any of the foregoing.

Section 1.05.  Enforcement.  A Creditor may enforce this Agreement directly
               -----------
against Rouse and Rouse waives any right or remedy to require that any action be brought against the Trust or any other person or entity before proceeding against Rouse.

                                   ARTICLE II

Section 2.01.  Binding Effect.  All guarantees and agreements contained in this
               --------------
Agreement shall bind the successors, assigns, receivers, trustees and representatives of Rouse and shall inure to the benefit of the Creditors.

Section 2.02.  Amendment.  So long as there remains any Creditor or any
               ---------
Preferred Securities of any series are outstanding, this Agreement shall not be modified or amended in any manner adverse to such Creditor or to the holders of the Preferred Securities.

Section 2.03.  Notices.  Any notice, request or other communication required or
               -------
permitted to be given hereunder shall be given in writing by delivering the same against receipt therefor by facsimile transmission (confirmed by mail), telex or by registered or certified mail, addressed as follows (and if so given, shall be deemed given when mailed or upon receipt of an answer-back, if sent by telex), to wit:

                         Rouse Capital
                         c/o The First National Bank of Chicago
                         One First National Plaza
                         Mail Suite 0126
                         Chicago, IL  60670-0126
                         Facsimile No.:  (312) 407-2088.
                         Attention:  Corporate Trust Services Division

                         (with a copy to:
                         The First National Bank of Chicago
                         One First National Plaza
                         Mail Suite 0126
                         Chicago, IL  60670-0126
                         Facsimile No.:  (312) 407-2088.
                         Attention: Corporate Trust Services Division)

                         The Rouse Company
                         10275 Little Patuxent Parkway
                         Columbia, MD  21044-3456
                         Facsimile No.:  (410) 992-6363
                         Attention:  Treasurer
                         (with a copy to the attention of the
                         Secretary and to the Administrative Trustees
                         Facsimile No.:  (410) 992-6363)

Section 2.04 THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

THIS AGREEMENT is executed as of the day and year first above written.

                         THE ROUSE COMPANY

                         By:_______________________________
                            Name:
                            Title:

                         ROUSE CAPITAL
                         By:_______________________________
                            Name:
                            Title:

                                                                       EXHIBIT E

        This Preferred Security is a Global Certificate within the meaning of the Trust Agreement hereinafter referred to and is registered in the name of The Depository Trust Company (the "Depository") or a nominee of the Depository. This Preferred Security is exchangeable for Preferred Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Trust Agreement and no transfer of this Preferred Security (other than a transfer of this Preferred Security as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

        Unless this Preferred Security is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to Rouse Capital or its agent for registration of transfer, exchange or payment, and any Preferred Security issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate Number                               Number of Preferred Securities
       P-
                                                           CUSIP NO.
                                                           __________

                  Certificate Evidencing Preferred Securities

                                       of

                                 ROUSE CAPITAL

            ____% Cumulative Quarterly Income Preferred Securities,

              (liquidation amount U.S. $25 per Preferred Security)

        Rouse Capital, a statutory business trust formed under the laws of the State of Delaware (the "Trust"), hereby certifies that Cede & Co. (the "Holder") is the registered owner of ______________________________________________
preferred securities of the Trust representing a beneficial interest in the assets of the Trust and designated the Rouse Capital ____% Cumulative Quarterly Income Preferred Securities (liquidation amount U.S. $25 per Preferred Security) (the "Preferred Securities"). The Preferred Securities are transferable on the books and records of the Trust, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer as provided in Section 5.04 of the Trust Agreement (as defined below). The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Securities are set forth in, and this certificate and the Preferred Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of _______ __, 1995, as the same may be amended from time to time (the "Trust Agreement"), including the designation of the terms of Preferred Securities as set forth therein. The holder of this certificate is entitled to the benefits of the Guarantee Agreement entered into by The Rouse Company, a Maryland corporation, and The First National Bank of Chicago, as guarantee trustee, dated as of _______ __, 1995 (the "Guarantee") to the extent provided therein. The Trust will furnish a copy of the Trust Agreement and the Guarantee to the Holder of this certificate without charge upon written request to the Trust at its principal place of business or registered office.

        Upon receipt of this certificate, the holder of this certificate is bound by the Trust Agreement and is entitled to the benefits thereunder.

        IN WITNESS WHEREOF, one of the Administrative Trustees of the Trust has executed this certificate this ___ day of _______, 1995.

                                         Rouse Capital

                                         By:____________________________

                                             Administrative Trustee


Registered and Countersigned by
The First National Bank of Chicago

By:_______________________________

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers this Preferred Security to:

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
(Insert assignee's social security or tax identification number)

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
(Insert address and zip code of assignee)

and irrevocably appoints

---------------------------------------------------------------------------

---------------------------------------------------------------------------

---------------------------------------------------------------------------
agent to transfer this Preferred Security Certificate on the books of the Trust. The agent may substitute another to act for him or her.

Date:__________________

Signature:________________________

(Sign exactly as your name appears on the other side of this Preferred Security Certificate)

                                      E-3